AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 28, 2012.

REGISTRATION NO. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ATP OIL & GAS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Texas	76-0362774
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

4600 Post Oak Place, Suite 100

Houston, Texas 77027

(713) 622-3311

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Copy to:

Albert L. Reese Jr. Chief Financial Officer ATP Oil & Gas Corporation 4600 Post Oak Place, Suite 100, Houston, Texas 77027 (713) 622-3311	Robert F. Gray, Jr. Mayer Brown LLP 700 Louisiana Street, Suite 3400 Houston, Texas 77002 Telephone: (713) 238-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Registration Fee
Primary Offering:
Senior Debt Securities		(3)	(3)
Subordinated Debt Securities		(3)	(3)
Common Stock, par value $0.001 per share	(2)(6)	(3)	(3)
Preferred Stock		(3)	(3)
Warrants		(3)	(3)
Units		(3)	(3)
Total Primary Offering	(1)	(1)	$500,000,000(1)	$57,300(4)
Secondary Offering:
Common Stock, par value $0.001 per share	8,800,000(2)(6)	$8.07	$71,016,000	$8,138.43(5)
Total				$65,438.43

(1)	With respect to the primary offering, we are registering such indeterminate number of principal amount and number of each identified class of our securities as we may offer and sell from time to time, including securities that may be issued upon exercise, conversion or exchange of any securities registered hereunder that provide for exercise, conversion or exchange, which will have an aggregate initial offering price not to exceed $500,000,000.
(2)	In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “ Securities Act”), the shares of common stock being registered hereunder include such indeterminate number of shares as may be issuable as a result of stock splits, stock dividends or similar transactions.
(3)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance of the securities registered hereunder.
(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.
(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based on a per share price of $8.07, the average of the high and low reported sale prices of the registrant’s common stock on the NASDAQ Capital Market on March 27, 2012.
(6)	Each share of common stock includes one preferred stock purchase right as described under “Description of Capital Stock.” No separate consideration will be received for the preferred stock purchase rights.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 28, 2012

PROSPECTUS

Senior Debt Securities

Subordinated Debt Securities

Common Stock

Preferred Stock

Warrants

Units

We may offer and sell from time to time up to $500,000,000 of our senior debt securities, subordinated debt securities, common stock, preferred stock, warrants and units. Our senior debt securities, subordinated debt securities, common stock, preferred stock, warrants and units may be offered separately or together, in multiple series, in amounts, at prices and on terms that will be set forth in one or more prospectus supplements to this prospectus. For general information about the distribution of securities, please see “Plan of Distribution” in this prospectus.

In addition, up to 8,800,000 shares of our common stock may be offered and sold, from time to time, by selling shareholders described in this prospectus under the heading “Selling Shareholders” in the future in amounts, at prices, and on other terms to be determined at the time of the offering and by any means described in this prospectus under “Plan of Distribution.” We will bear all costs, fees and expenses in connection with the selling of shareholders’ securities. The selling shareholders will pay all commissions and discounts, if any, attributable to the sale or disposition of their shares of our securities. We will not receive any proceeds from the sale of these shares of common stock by the selling shareholders, or the transfer agent on their behalf. All expenses incurred in connection with this offering, including registration and filing fees and expenses of printing, are being borne by us, and we will reimburse the selling shareholders for the reasonable fees and disbursements of not more than one counsel.

This prospectus provides you with a general description of the securities we or the selling shareholders may offer. Each time we or a selling shareholder sells securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering. You should read this prospectus and the applicable prospectus supplement carefully and any document we incorporate by reference into this prospectus and any accompanying prospectus supplement.

Our common stock is quoted on The NASDAQ Global Select Market under the symbol “ATPG.” On March 27, 2012, the last reported sale price of our common stock on the NASDAQ Global Select Market was $8.08.

Investing in our securities involves risk. See “Risk Factors” beginning on page 4 of this prospectus, as well as those contained or referenced in the applicable prospectus supplement and any related free writing prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus, for a description of the various risks you should consider in evaluating an investment in our securities.

Our principal offices are located at 4600 Post Oak Place, Suite 100, Houston, Texas 77027, where our telephone number is (713) 622-3311.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2012.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may from time to time in one or more offerings sell senior debt securities, subordinated debt securities, common stock, preferred stock, warrants to purchase senior debt securities, subordinated debt securities, common stock or preferred stock, or units comprised of one or more of the other securities, in one or more offerings up to a total dollar amount of $500,000,000. In addition, the selling shareholders may also offer and sell, from time to time, up to 8,800,000 shares of common stock.

We have provided to you in this prospectus a general description of the securities we and the selling shareholders may offer. Each time we or the selling shareholders sell securities, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of the offering. We may also add, update or change in any accompanying prospectus supplement or any related free writing prospectus we may authorize to be delivered to you any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement or any related free writing prospectus, you should rely on the information in the prospectus supplement or the related free writing prospectus, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement or any related free writing prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

The information contained in this prospectus, and the documents incorporated by reference herein, are accurate only as of the date such information is presented. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement, if any, is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus forms a part, includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s web site or at the SEC’s offices described below under the heading “Where You Can Find Additional Information.”

Unless the context indicates otherwise, all references in this prospectus to “ATP,” “we,” “our,” “us,” or “the company” refer to ATP Oil & Gas Corporation and its subsidiaries on a consolidated basis, unless otherwise indicated or the context otherwise requires.

You should rely only on the information contained or incorporated by reference in this prospectus or the documents to which we have referred you or information that is contained in any prospectus supplement or free writing prospectus we may authorize to be delivered to you. We have not authorized anyone to provide you with information that is different from such information. If anyone provides you with different information, you should not rely on it. We have not authorized anyone to provide you with different information. The information contained in this prospectus is accurate only as of the date of each document regardless of the time of delivery of this prospectus or any sale of these securities. In case there are any differences or inconsistencies between this prospectus and the information incorporated by reference, you should rely on the information in the document with the latest date.

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A WARNING ABOUT FORWARD-LOOKING STATEMENTS

This registration statement includes assumptions, expectations, projections, intentions or beliefs about future events. These statements are intended as “forward-looking statements” under the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). Words such as “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “projects,” “forecasts,” “intends,” “plans,” “targets,” “objectives,” “seek,” “strive,” negatives of these words and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on management’s beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to our management. They are expressions based on historical fact, but do not guarantee future performance. Forward-looking statements involve risks, uncertainties and assumptions and certain other factors that may, and often do, cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements.

All statements in this document that are not statements of historical fact are forward-looking statements. Forward-looking statements include, but are not limited to:

•	projected operating or financial results;

•	timing and expectations of financing activities;

•	budgeted or projected capital expenditures;

•	expectations regarding our planned expansions and the availability of acquisition opportunities;

•	statements about the expected drilling of wells and other planned development activities;

•	expectations regarding oil and natural gas markets in the U.S., U.K. and Israel; and

•	estimates of quantities of our proved reserves and the present value thereof, and timing of future production of oil and natural gas.

We believe these forward-looking statements are reasonable, but we caution that you should not place undue reliance on these forward-looking statements, because there can be no assurance that actual results will not differ materially from those expressed or implied in such forward-looking statements. We do not generally update forward-looking statements, whether written or oral, relating to the matters discussed in this registration statement. Some of the key factors which could cause actual results to vary from those expected include:

•	the substantial requirements for cash to fund development of our oil and gas properties;

•	our inability to generate sufficient funds from our operations and other financing sources;

•	the volatility in oil and natural gas prices;

•	the timing of planned capital expenditures;

•	the timing of and our ability to obtain financing on acceptable terms;

•	the inherent uncertainties in estimating proved reserves and forecasting production results;

•	our ability to obtain deepwater drilling, pipeline, completion and other permits from the Bureau of Ocean Energy Management;

•

uncertainties and operational factors affecting the commencement or maintenance of producing wells, including catastrophic weather-related damage, unscheduled outages or repairs, or unanticipated changes in drilling equipment costs or rig availability;

•	delays in the development of or production curtailment at our material properties;

•	the condition of the capital markets generally, which will be affected by interest rates, foreign currency fluctuations and general economic conditions;

•	costs and other effects of legal and administrative proceedings, settlements, investigations and claims, including environmental liabilities, which may not be covered by indemnity or insurance;

•

the political and economic climate in the foreign or domestic jurisdictions in which we conduct oil and gas operations, including risk of war or potential adverse results of military or terrorist actions in those areas;

•

other U.S., U.K. or Israel regulatory or legislative developments, which may affect the demand for oil or natural gas, or generally increase the environmental compliance cost for our producing wells or impose liabilities on the owners of such wells;

•	interest payment requirements of our debt obligations;

•	restrictions imposed by our debt instruments and compliance with our debt covenants;

•	our price risk management decisions;

•	the unavailability or increased cost of drilling rigs, equipment, supplies, personnel and oilfield services;

•	insufficient insurance coverage;

•	foreign currency fluctuations;

•	rapid production declines in our Gulf of Mexico properties;

•	substantial impairment write-downs;

•	unidentified liabilities associated with properties that we acquire against which we have not obtained protection from sellers;

•	our ability to identify and acquire additional properties necessary to implement our business strategy and our ability to finance such acquisitions;

•	competition from our larger competitors in the Gulf of Mexico and the North Sea;

•	the loss of members of the management team and other key personnel;

•	the ownership by members of our management team of a significant proportion of our common stock;

•	rapid growth may place significant demands on our resources; and

•	our ability to use net operating losses to offset future taxable income may be limited.

Additional factors that could cause actual results to vary from expected results are discussed in the “Risk Factors” section beginning on page 4 of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act, which means that we are required to file reports, proxy statements, and other information, all of which are available for review and copying at the Public Reference Room of the Securities and Exchange Commission, 100 F. Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room, by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website at http://www.sec.gov where you can access reports, proxy information and registration statements, and other information regarding registrants that file electronically with the SEC through the EDGAR system.

We also maintain an Internet website at http://www.atpog.com, which provides additional information about our company through which you can also access our SEC filings. The information set forth on our website is not part of this prospectus.

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INCORPORATION BY REFERENCE

This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information. The following documents filed by us under the Exchange Act are incorporated by reference into this prospectus as of their respective dates of filing:

•	our Annual Report on Form 10-K for the year ended December 31, 2011 as filed with the SEC on March 15, 2012, as amended by Form 10-K/A as filed with the SEC on March 23, 2012; and

•

the description of our common stock in our registration statement on Form 8-A as filed with the SEC on January 25, 2001, and the description of related preferred stock purchase rights in our registration statement on Form 8-A, as filed with the SEC on October 14, 2005.

We are also incorporating by reference all documents filed with the SEC by us pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, after the date of this prospectus (except information “furnished” on a current report on Form 8-K). Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement.

Documents incorporated by reference are available from us without charge, excluding all exhibits, unless an exhibit has been specifically incorporated by reference in this prospectus. You may obtain documents incorporated by reference in this prospectus by requesting them in writing, by telephone, by facsimile or by e-mail from Albert L. Reese Jr., Chief Financial Officer, ATP Oil & Gas Corporation, at 4600 Post Oak Place, Suite 100, Houston, Texas 77027; telephone number (713) 622-3311; facsimile number (713) 622-5101; e-mail address areese@atpog.com.

ABOUT THE COMPANY

We were incorporated in Texas in 1991, and we are engaged internationally in the acquisition, development and production of oil and natural gas properties. Our management team has extensive engineering, geological, geophysical, technical and operational expertise in developing and operating properties in both our current and planned areas of operation. In the Gulf of Mexico and in the U.K. sector of the North Sea (the “North Sea”), we seek to acquire and develop properties with proved undeveloped reserves that are economically attractive to us but are not strategic to major or large independent exploration-oriented oil and gas companies. Occasionally we will acquire properties that are already producing or where previous drilling has encountered reservoirs that appear to contain commercially productive quantities of oil and gas even though the reservoirs do not meet the SEC definition of proved reserves. In the Gulf of Mexico and North Sea, we believe that our strategy provides assets for us to develop and produce with an attractive risk profile at a competitive cost.

During 2011, we acquired three licenses in the Mediterranean Sea covering potential natural gas resources in the deepwater off the coast of Israel (the “East Mediterranean”). In the East Mediterranean our licenses relate to exploratory prospects where drilling has occurred nearby and hydrocarbons have been discovered by others. Significant capital investment in the East Mediterranean related to one of these three licenses is expected to begin in 2012.

At December 31, 2011, we had estimated net proved reserves of 118.9 MMBoe, of which approximately 75.9 MMboe (64%) were in the Gulf of Mexico and 42.9 MMBoe (36%) were in the North Sea. The reserves were comprised of 78.6 MMBbls of oil (66%) and 241.5 Bcf of natural gas (34%). Our proved reserves in the deepwater area of the Gulf of Mexico account for 62% of our total proved reserves and our proved reserves on the Gulf of Mexico Outer Continental Shelf account for 2% of our total proved reserves. Our natural gas reserves are split between the Gulf of Mexico (57%) and the North Sea (43%). Of our total proved reserves, 8.3 MMBoe (7%) were producing, 19.0 MMBoe (16%) were developed and not producing and 91.6 MMBoe (77%) were undeveloped. Our average working interest in our properties at December 31, 2011 was approximately 81%. We operate 92% of our platforms. The estimated present value of future net pre-tax cash flows of our proved reserves at December 31, 2011 was $4.2 billion.

At December 31, 2011, in the Gulf of Mexico, we owned leasehold and other interests in 38 offshore blocks and 49 wells, including 23 subsea wells. We operate 43 (88%) of these wells, including 100% of the subsea wells. In the North Sea, we also had interests in 13 blocks and two company-operated subsea wells. For more information regarding our operations and assets in the Gulf of Mexico and North Sea, see Note 14, “Segment Information,” to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2011, which is incorporated herein by reference.

We own an interest in 13 platforms including two floating production facilities in the Gulf of Mexico, the ATP Titan at our Telemark Hub and the ATP Innovator at our Gomez Hub. These floating production facilities are fundamental to our hub strategy and business plan. The presence of these facilities allows us a competitive advantage for additional acquisitions in a large area surrounding each installation. A third floating production facility called an Octabuoy is under construction in China for initial deployment at our Cheviot Hub in the U.K. North Sea which is expected in 2014. We operate the ATP Innovator and the ATP Titan and we also expect to operate the Octabuoy when it is placed in service. The floating production facilities have longer useful lives than the underlying reserves and are capable of redeployment to new producing locations upon depletion of the reserves. Accordingly, they are expected eventually to be moved several times over their useful lives.

Our Business Strategy

We seek to create value and reduce operating risks through the acquisition and subsequent development of properties in areas that typically have:

•	significant undeveloped reserves or nearby discoveries;

•	close proximity to developed markets for oil and natural gas;

•	existing infrastructure or the ability to install our own infrastructure of oil and natural gas pipelines and production/processing platforms;

•	opportunities to aggregate production and create operating efficiencies that capitalize upon our hub concept; and

•	a relatively stable regulatory environment for offshore oil and natural gas development and production.

In the Gulf of Mexico and the North Sea, our focus is on acquiring properties that are noncore or nonstrategic to their current owners for a variety of reasons. For example, larger oil companies from time to time adjust their capital spending or shift their focus to exploration prospects they believe offer greater reserve potential. Some projects may provide lower economic returns to a company due to the cost structure and focus of that company. Also, due to timing or budget constraints, a company may be unwilling or unable to develop a property before the expiration of the lease. With our cost structure and acquisition strategy, it is not unusual for us to acquire a property at a cost that is less than the exploration and development costs incurred by the previous owner. This strategy, coupled with our expertise in our areas of focus and our ability to develop projects, tends to make our oil and gas property acquisitions more financially attractive to us than to the seller. Given our strategy of acquiring properties that contain proved reserves, or where previous drilling by others indicates to us the presence of recoverable hydrocarbons, our operations typically are lower risk than exploration-focused Gulf of Mexico and North Sea operators.

Since we operate almost all of the properties in which we acquire a working interest, we are able to influence the plans and timing of a project’s development significantly. In addition, practically all of our properties have previously defined and targeted reservoirs, eliminating from our development plan the time necessary in typical exploration efforts to locate and determine the extent of oil and gas reservoirs. We may initiate new development projects by simultaneously obtaining the various required components such as the pipeline and the production platform or subsea well completion equipment.

Our Strengths

•

Low Acquisition Cost Structure. We believe that our focus on acquiring properties with minimal cash investment for the proved undeveloped component allows us to pursue the acquisition of properties with minimal capital at risk.

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Significant Infrastructure Investment at our Hubs. With over $1 billion already invested in infrastructure at our Gomez and Telemark Hubs and more than $492 million related to our Cheviot Hub development, it is our belief that we have a competitive advantage to expand our interest in those areas over other production companies that do not have such an investment.

•

Technical Expertise and Significant Experience. We have assembled a technical staff with an average of over 29 years of industry experience. Our technical staff has specific expertise in the Gulf of Mexico and North Sea offshore property development, including the implementation of subsea completion technology.

•

Operating Control. As the operator of a property, we are afforded greater control of the selection of completion and production equipment, the timing and amount of capital expenditures and the operating parameters and costs of the project. As of December 31, 2011, we operated all of our properties under development, all of our subsea wells and 92% of our offshore platforms.

•

Employee Ownership. Through employee ownership of company stock, we have assembled a staff whose business decisions are aligned with the interests of our shareholders. As of March 1, 2012, our executive officers and directors own approximately 14% of our common stock.

•	Inventory of Projects. We have substantial reserves to develop in both the Gulf of Mexico and the North Sea.

Corporate Information

ATP Oil & Gas Corporation was incorporated in Texas in 1991. Our principal offices are located at 4600 Post Oak Place, Suite 100, Houston, Texas 77027, where our telephone number is (713) 622-3311.

A detailed discussion of our business is included in our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2011, which is incorporated herein by reference. See “Incorporation by Reference.”

RISK FACTORS

You should carefully consider the specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement, and under the caption “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act incorporated by reference in this prospectus, before making an investment decision. For more information, see “Where You Can Find More Information.”

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS

The following table sets forth our ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preference dividends for the periods shown.

	Years Ended December 31,
	2007	2008	2009	2010	2011
Ratio of earnings to fixed charges	1.31	1.87	—	—	0.39
Ratio of earnings to combined fixed charges and preference dividends	1.31	1.87	—	—	0.36

For the purposes of determining the ratio of earnings to fixed charges, earnings are defined as net income before income taxes, amortization of capitalized interest, interest expense and pre-tax income attributable to a noncontrolling interest in a majority-owned subsidiary. Fixed charges consist of interest incurred (expensed and capitalized). Combined fixed charges and preference dividends consist of fixed charges in addition to the amount of pre-tax earnings that is required to pay dividends on outstanding preference securities. Due to the variability in our yearly effective income tax rate, the calculations of both ratios utilize the U.S. statutory income tax rate of 35% rather than our effective income tax rate for each period indicated. Earnings were insufficient to cover fixed charges by $181.6 million, $435.4 million and $217.4 million for the years ended December 31, 2009, 2010 and 2011, respectively. Earnings were insufficient to cover combined fixed charges and preference dividends by $186.0 million, $452.7 million and $246.0 million for the years ended December 31, 2009, 2010 and 2011, respectively.

USE OF PROCEEDS

Except as described in any prospectus supplement, we currently intend to use the net proceeds from the sale of securities by us for general corporate purposes, including working capital and capital expenditures. As a result, our management will have broad discretion in the allocation of the net proceeds, and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities.

We will not, however, receive any proceeds from any sale made by the holders of Convertible Preferred Stock or by the transfer agent for the Convertible Preferred Stock, on behalf of such holders, of the common stock that may be issued in connection with the payment of dividends on the Convertible Preferred Stock as those proceeds will be used to satisfy our dividend payment obligations relating to the Convertible Preferred Stock. We will not receive any proceeds or other consideration for the preferred stock purchase rights associated with any common stock that may be issued in connection with the payment of dividends on the Convertible Preferred Stock.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with any applicable prospectus or prospectus supplements, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus or prospectus supplement the particular terms of the securities offered by that prospectus or prospectus supplement. If we indicate in the applicable prospectus or prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus or prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

•	senior debt securities;

•	subordinated debt securities;

•	common stock;

•	preferred stock;

•	warrants to purchase any of the securities listed above; and

•	units comprised of one or more of the foregoing.

In this prospectus, we refer to the senior debt securities, subordinated debt securities, common stock, preferred stock, warrants and units collectively as “securities.”

DESCRIPTION OF DEBT SECURITIES

The debt securities this prospectus covers will be our general unsecured obligations. The debt securities will be either senior debt securities or subordinated debt securities. We will issue senior debt securities under a senior indenture between us and The Bank of New York Mellon Trust Company, N.A., as trustee, and we will issue subordinated debt securities under a subordinated indenture between us and The Bank of New York Mellon Trust Company, N.A., as trustee. In this description, we sometimes call the senior indenture and the subordinated indenture the “indentures.”

We have summarized the provisions of the indentures and the debt securities below. You should read the indentures for more details regarding the provisions described below and for other provisions that may be important to you. We will file the indentures and any other instrument establishing the terms of any debt securities we offer as exhibits to a filing we will make with the SEC in connection with that offering. See “Where You Can Find More Information.”

The following description primarily relates to senior debt securities that we may issue under the senior indenture. We have summarized some of the provisions of the subordinated indenture below under the caption “—Subordinated Debt Securities.” If we offer subordinated debt securities, we will provide more specific terms in the related prospectus supplement. In this summary description of the debt securities, all references to “ATP,” “we” or “us” mean ATP Oil & Gas Corporation only, unless we state otherwise or the context clearly indicates otherwise.

General

The senior debt securities will constitute senior debt of ATP and will rank equally with all its unsecured and unsubordinated debt. The subordinated debt securities will be subordinated to, and thus have a position junior to, any senior debt securities and all other senior debt of ATP. Neither indenture limits the amount of debt we may issue under the indentures, and neither limits the amount of other unsecured debt or securities we may incur or issue. We may issue debt securities under either indenture from time to time in one or more series, each in an amount we authorize prior to issuance.

We may issue the debt securities of any series in definitive form or as a book-entry security in the form of a global security registered in the name of a depositary we designate.

We may issue the debt securities in one or more series with various maturities. They may be sold at par, at a premium or with an original issue discount.

Terms

The prospectus supplement relating to any series of debt securities being offered will specify whether the debt securities are senior debt securities or subordinated debt securities and will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the person or entity to whom any interest will be payable, if that person or entity is not the registered owner of the debt securities;

•	the date or dates on which the principal of and any premium on the debt securities will be payable;

•

the rates, which may be fixed or variable, per annum at which the debt securities will bear interest, if any, and the date or dates from which any interest will accrue; the dates on which the interest, if any, on the debt securities will be payable, and the regular record dates for the interest payment dates or the method for determining those dates;

•	the place or places where payments on the debt securities will be payable;

•	the terms and conditions on which the debt securities may, under any optional or mandatory redemption provisions, be redeemed;

•	any mandatory or optional sinking fund or similar provisions or provisions for mandatory redemption or purchase at the option of the holder;

•	the denominations in which the debt securities will be issuable, if other than denominations of $1,000 or any multiple of that amount;

•	any index, formula or other method used to determine the amount of payment of principal of or any premium or interest on the debt securities;

•	if other than the currency of the United States of America, the currency of payment of principal of or any premium or interest on the debt securities;

•

if, at our election or the election of the holder, the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than those in which the debt securities are stated to be payable, the terms and conditions on which that election is to be made and the amount so payable;

•

if other than the full principal amount of the debt securities, the portion of the principal amount of the debt securities that will be payable on the declaration of acceleration of the maturity of the debt securities;

•	if the principal amount payable at maturity will not be determinable as of one or more dates prior to maturity, the amount that will be deemed to be the principal amount as of any such date;

•

any terms on which the debt securities may be convertible into or exchanged for securities or indebtedness of any kind of ATP or of any other issuer or obligor and the terms and conditions on which a conversion or exchange will be effected, including the initial conversion or exchange price or rate, the conversion period and any other additional provisions;

•	the applicability of the defeasance provisions described below under “—Satisfaction and Discharge; Defeasance under the Senior Indenture,” and any conditions under which those provisions will apply;

•	if the debt securities will be issuable only in the form of a global security as described below under “—Book-entry Debt Securities,” the depositary for the debt securities;

•	any changes in or additions to the events of default or covenants this prospectus describes;

•	the payment of any additional amounts with respect to the debt securities; and

•	any other terms of the debt securities.

If we sell any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, we will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.

Restrictive Covenants Under the Senior Indenture

ATP has agreed to two principal restrictions on its activities for the benefit of holders of the senior debt securities. The restrictive covenants summarized below will apply to a series of senior debt securities (unless waived or amended) as long as any of those senior debt securities are outstanding, unless the prospectus supplement for the series states otherwise.

Creation of Certain Liens

If we or any of our subsidiaries mortgages or encumbers as security for money borrowed any property capable of producing oil or gas which (1) is located in the United States and (2) is determined to be a principal property by our board of directors in its discretion, we will, or will cause such subsidiary to, secure each series of senior debt equally and ratably with all obligations secured by the mortgage then being given. This covenant will not apply in the case of any mortgage:

•	existing on the date of the senior indenture;

•	incurred in connection with the acquisition or construction of any property;

•	previously existing on acquired property or existing on the property of any entity when it becomes a subsidiary of ours;

•	in favor of the United States, any state, or any agency, department, political subdivision or other instrumentality of either, to secure payments to us under the provisions of any contract or statute;

•

in favor of the United States, any state, or any agency, department, political subdivision or other instrumentality of either, to secure borrowings for the purchase or construction of the property mortgaged;

•

in connection with a sale or other transfer of (1) oil, gas or other minerals in place for a period of time until, or in an amount such that, the purchase will realize a specified amount of money or a specified amount of minerals or (2) any interest of the character commonly referred to as an “oil payment” or a “production payment”;

•	to secure the cost of the repair, construction, improvement, alteration, exploration, development or drilling of all or part of a principal property;

•	in various facilities and personal property located at or on a principal property;

•	arising in connection with the sale of accounts receivable resulting from the sale of oil or gas at the wellhead; or

•	that is a renewal of or substitution for any mortgage permitted under any of the provisions described in the preceding clauses.

In addition, ATP may, and may permit its subsidiaries to, grant mortgages or incur liens on property covered by the restriction described above as long as the net book value of the property so encumbered, together with all property subject to the restriction on sale and leaseback transactions described below, does not, at the time such Mortgage or lien is granted, exceed 10% of our “Consolidated Net Tangible Assets,” which the senior indenture defines to mean the aggregate value of all assets of ATP and its subsidiaries after deducting:

•	all current liabilities, excluding all long-term debt due within one year;

•	all investments in unconsolidated subsidiaries and all investments accounted for on the equity basis; and

•	all goodwill, patents and trademarks, unamortized debt discount and other similar intangibles;

all determined in conformity with generally accepted accounting principles and calculated on a basis consistent with our most recent audited consolidated financial statements.

Limitations on Certain Sale and Leaseback Transactions

ATP and its subsidiaries are generally prohibited from selling and leasing back the principal properties described above under “—Creation of Certain Liens.” However, this covenant will not apply if:

•	the lease is an intercompany lease between ATP and one of its subsidiaries or between any of its subsidiaries;

•	the lease is for a temporary period by the end of which it is intended that the use of the leased property will be discontinued;

•

ATP or a subsidiary of ATP could mortgage the property without equally and ratably securing the senior debt securities under the covenant described above under the caption “—Creation of Certain Liens”;

•

the transfer is incident to or necessary to effect any operating, farm-out, farm-in, unitization, acreage exchange, acreage contribution, bottom-hole or dry-hole arrangement or pooling agreement or other agreement of the same general nature relating to the acquisition, exploration, maintenance, development or operation of oil and gas properties in the ordinary course of business or as required by any regulatory agency having jurisdiction over the property; or

•

ATP promptly informs the trustee of the sale, the net proceeds of the sale are at least equal to the fair value of the property and within 180 days of the sale the net proceeds are applied to the retirement or in-substance defeasance of our funded debt (subject to reduction, under circumstances the senior indenture specifies).

As of the date of this prospectus, neither ATP nor any subsidiary of ATP has any property that ATP’s board of directors has determined to be a principal property.

Merger, Consolidation and Sale of Assets

The senior indenture provides that ATP may not merge or consolidate with any other entity or sell or convey all or substantially all its assets except as follows:

•

ATP is the continuing corporation or the successor entity (if other than ATP) is a corporation or other entity organized under the laws of the United States or any state thereof that expressly assumes the obligations of ATP under the senior indenture and the outstanding senior debt securities; and

•	immediately after the merger, consolidation, sale or conveyance, no event of default under the senior indenture shall have occurred and be continuing.

On the assumption by the successor of the obligations under the indentures, the successor will be substituted for ATP, and ATP will be relieved of any further obligation under the indentures and the debt securities.

Events of Default Under the Senior Indenture

The senior indenture defines an event of default with respect to the senior debt securities of any series as being:

(1) ATP’s failure to pay interest on any senior debt security of that series when due, continuing for 30 days;

(2) ATP’s failure to pay the principal of or premium on any senior debt security of that series when due and payable;

(3) ATP’s failure to deposit any sinking fund payment when due by the terms of the senior debt securities of that series;

(4) ATP’s failure to perform under any other covenant or warranty applicable to the senior debt securities of that series and not specifically dealt with in the definition of “event of default” for a period of 90 days after written notice to ATP of that failure;

(5) specified events of bankruptcy, insolvency or reorganization of ATP; or

(6) any other event of default provided with respect to the senior debt securities of that series.

The trustee is required to give holders of the senior debt securities of any series written notice of a default with respect to that series as provided by the Trust Indenture Act. In the case of any default of the character described above in clause (4) of the immediately preceding paragraph, no such notice to holders must be given until at least 60 days after the occurrence of that default.

ATP is required annually to deliver to the trustee an officer’s certificate stating whether or not the signers have any knowledge of any default by ATP in its performance and observance of any terms, provisions and conditions of the senior indenture. Additionally, within five days of ATP becoming aware of any default, ATP must deliver to the trustee an officer’s certificate setting forth the details of such default and the actions that ATP proposes to take with respect thereto.

In case an event of default (other than an event of default involving an event of bankruptcy, insolvency or reorganization of ATP) shall occur and be continuing with respect to any series, the trustee or the holders of not less than 25% in principal amount of the senior debt securities of that series then outstanding may declare the principal amount of those senior debt securities (or, in the case of any senior debt securities ATP issues at an original issue discount, the portion of such principal amount that we will specify in the applicable prospectus supplement) to be due and payable. If an event of default relating to any event of bankruptcy, insolvency or reorganization of ATP occurs, the principal of all the senior debt securities then outstanding (or, in the case of any senior debt securities ATP issues at an original issue discount, the portion of such principal amount that we will specify in the applicable prospectus supplement) will become immediately due and payable without any action on the part of the applicable trustee or any holder. The holders of a majority in principal amount of the outstanding senior debt securities of any series affected by the default may in some cases rescind this accelerated payment requirement. Depending on the terms of our other indebtedness, an event of default may give rise to cross defaults on our other indebtedness.

Any past default with respect to a series of senior debt securities may be waived on behalf of all holders of those senior debt securities by at least a majority in principal amount of the holders of the outstanding senior debt securities of that series, except a default:

•	in the payment of principal of or any premium or interest on any senior debt security of that series; or

•	respecting a covenant or provision that cannot be modified without consent of the holder of each outstanding senior debt security of that series.

Any default that is so waived will cease to exist and any event of default arising from that default will be deemed to be cured for every purpose under the senior indenture, but no such waiver will extend to any subsequent or other default or impair any right arising from a subsequent or other default.

A holder of a senior debt security of any series will be able to pursue any remedy under the senior indenture only if:

•	the holder has given prior written notice to the trustee of a continuing event of default with respect to the senior debt securities of that series;

•

the holders of at least 25% in principal amount of the outstanding senior debt securities of that series have made a written request to the trustee to institute proceedings with respect to the event of default;

•	the holders making the request have offered the trustee reasonable indemnity against costs, expenses and liabilities to be incurred in compliance with the request;

•	the trustee for 60 days after its receipt of the notice, request and offer of indemnity has failed to institute any such proceeding; and

•	during that 60-day period, the holders of a majority in principal amount of the senior debt securities of that series do not give the trustee a direction inconsistent with the request.

Holders of senior debt securities, however, are entitled at any time to bring a lawsuit for the payment of principal and interest due on their debt securities on or after its due date. It is intended that rights provided for holders under the senior indenture are for the equal and ratable benefit of all such holders.

Modification of the Senior Indenture

ATP and the trustee may modify the senior indenture without the consent of the holders of the senior debt securities for one or more of the following purposes:

•	to evidence the succession of another person to ATP;

•	to add to covenants for the benefit of the holders of senior debt securities or to surrender any right or power conferred on ATP by the senior indenture;

•	to add additional events of default for the benefit of holders of all or any series of senior debt securities;

•	to add or change provisions of the senior indenture to allow the issuance of senior debt securities in other forms;

•	to add to, change or eliminate any of the provisions of the senior indenture respecting one or more series of senior debt securities under conditions the senior indenture specifies;

•	to secure the senior debt securities under the requirements of the senior indenture or otherwise;

•	to establish the form or terms of senior debt securities of any series as permitted by the senior indenture;

•	to evidence the appointment of a successor trustee; or

•

to cure any ambiguity or to correct or supplement any provision of the senior indenture that may be defective or inconsistent with any other provision in the senior indenture, or to make any other provisions with respect to matters or questions arising under the senior indenture as shall not adversely affect the interests of the holders of senior debt securities of any series in any material respect.

ATP and the trustee may otherwise modify the senior indenture or any supplemental senior indenture with the consent of the holders of not less than a majority in aggregate principal amount of each series of senior debt securities affected. However, without the consent of the holder of each outstanding senior debt security affected, no modification may:

•

change the fixed maturity or reduce the principal amount, reduce the rate or extend the time of payment of any premium or interest thereon, or change the currency in which the senior debt securities are payable, or adversely affect any right of the holder of any senior debt security to require ATP to repurchase that senior debt security; or

•	reduce the percentage of senior debt securities required for consent to any such modification or supplemental indenture.

Satisfaction and Discharge; Defeasance Under the Senior Indenture

The senior indenture will be satisfied and discharged if:

•	ATP delivers to the trustee all senior debt securities then outstanding for cancellation; or

•

all senior debt securities have become due and payable or are to become due and payable within one year or are to be called for redemption within one year and ATP deposits an amount of cash sufficient to pay the principal of and premium, if any, and interest on those senior debt securities to the date of maturity or redemption.

In addition to the right of discharge described above, we may deposit with the trustee funds or government securities sufficient to make payments on the senior debt securities of a series on the dates those payments are due and payable, then, at our option, either of the following will occur:

•	we will be discharged from our obligations with respect to the senior debt securities of that series (“legal defeasance”); or

•

we will no longer have any obligation to comply with the restrictive covenants under the senior indenture, and the related events of default will no longer apply to us, but some of our other obligations under the senior indenture and the senior debt securities of that series, including our obligation to make payments on those senior debt securities, will survive (“covenant defeasance”).

If we defease a series of senior debt securities, the holders of the senior debt securities of the series affected will not be entitled to the benefits of the senior indenture, except for our obligations to:

•	register the transfer or exchange of senior debt securities;

•	replace mutilated, destroyed, lost or stolen senior debt securities; and

•	maintain paying agencies and hold moneys for payment in trust.

As a condition to either legal defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel that the holders of the senior debt securities will not recognize gain or loss for federal income tax purposes as a result of the action.

Subordinated Debt Securities

Although the senior indenture and the subordinated indenture are generally similar and many of the provisions discussed above pertain to both senior and subordinated debt securities, there are many substantive differences between the two indentures. This section discusses some of those differences.

Subordination

Subordinated debt securities will be subordinate, in right of payment, to all “senior debt,” which the subordinated indenture defines to mean, with respect to ATP, the principal of and premium, if any, and interest on:

•

all indebtedness of ATP, whether outstanding on the date of the subordinated indenture or subsequently created, incurred or assumed, which is for money borrowed, or evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets, including securities;

•

any indebtedness of others of the kinds described in the preceding clause for the payment of which ATP is responsible or liable (directly or indirectly, contingently or otherwise) as guarantor or otherwise; and

•

amendments, renewals, extensions and refundings of any indebtedness described in the two preceding clauses, unless in any instrument or instruments evidencing or securing that indebtedness or pursuant to which the same is outstanding, or in any such amendment, renewal, extension or refunding, it is expressly provided that such indebtedness is not superior in right of payment to the subordinated debt securities of any series.

Terms of Subordinated Debt Securities May Contain Conversion or Exchange Provisions

The prospectus supplement for a particular series of subordinated debt securities will include some or all of the specific terms discussed above under “—General” and “—Terms.” Additionally, the prospectus supplement may contain subordination provisions (to the extent that those provisions might differ from those provided in the subordinated indenture) and, if applicable, conversion or exchange provisions.

Modification of the Subordinated Indenture

The subordinated indenture may be modified by ATP and the trustee without the consent of the holders of the subordinated debt securities for one or more of the purposes we discuss above under “—Modification of the Senior Indenture.” Additionally, ATP and the trustee may modify the subordinated indenture to make provision with respect to any conversion or exchange rights as contemplated in that indenture.

Defeasance of Subordinated Debt Securities

The subordination of the subordinated debt securities is expressly made subject to the provisions for legal defeasance and covenant defeasance (for similar provisions, see “—Satisfaction and Discharge; Defeasance Under the Senior Indenture.” On the effectiveness of any legal defeasance or covenant defeasance with respect to outstanding subordinated debt securities, those debt securities will cease to be subordinated.

Governing Law

New York law will govern the indentures and the debt securities.

The Trustee

The Bank of New York Mellon Trust Company, N.A. is the trustee under each of the indentures. The Bank of New York Mellon Trust Company, N.A. also serves as trustee for ATP’s 11.875% Senior Second Lien Notes due 2015.

If an event of default occurs and is continuing, the trustee must use the degree of care and skill of a prudent person in the conduct of his own affairs. The trustee will become obligated to exercise any of its powers under the indentures at the request of any of the holders of any debt securities only after those holders have offered the trustee indemnity reasonably satisfactory to it.

Each indenture limits the right of the trustee, if it is one of our creditors, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee may engage in other transactions with us. If it acquires any conflicting interest, however, it must eliminate that conflict or resign.

Exchange, Registration and Transfer

Debt securities of any series will be exchangeable for other debt securities of the same series with the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable indenture. Holders may present registered debt securities for registration of transfer at the office of the security registrar or any transfer agent we designate. The security registrar or transfer agent will effect the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request.

Unless we inform you otherwise in the prospectus supplement, we will appoint the trustee under each indenture as security registrar for the debt securities we issue in registered form under that indenture. If the prospectus supplement refers to any transfer agent initially designated by us, we may at any time rescind that designation or approve a change in the location through which any transfer agent acts. We will be required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional transfer agents for any series of debt securities or rescind the designation of any transfer agent. No service charge will be made for any registration of transfer or exchange of those securities. ATP or the trustee may, however, require the payment of any tax or other governmental charge payable for that registration.

In the case of any redemption, neither the security registrar nor the transfer agent will be required to register the transfer of or exchange of any debt security:

•	during a period beginning 15 business days before the day of mailing of the relevant notice of redemption and ending on the close of business on that day of mailing; or

•	if we have called the debt security for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Payment and Paying Agents

Unless we inform you otherwise in the prospectus supplement, we will make payments on the debt securities in U.S. dollars at the office of the applicable trustee or any paying agent we designate. At our option, we may make payments by check mailed to the holder’s registered address or, with respect to global debt securities, by wire transfer. Unless we inform you otherwise in the prospectus supplement, we will make interest payments to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

Unless we inform you otherwise in the prospectus supplement, we will designate the trustee under each indenture as our paying agent for payments on debt securities we issue under that indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will repay to us on our written request any funds they hold for payments on the debt securities that remain unclaimed for two years after the date upon which that payment has become due. After repayment to us, holders entitled to those funds must look only to us for payment.

Book-entry Debt Securities

We may issue the debt securities of a series in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. We may issue global debt securities in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. As of March 2, 2012 we have 52,051,422 outstanding shares of common stock, and 3,105,000 outstanding shares of 8% convertible perpetual preferred stock.

Common Stock

Subject to any special voting rights of any series of preferred stock that we may issue in the future, each share of common stock has one vote on all matters voted on by our shareholders, including the election of our directors. Because holders of common stock do not have cumulative voting rights, the holders of a majority of the shares of common stock can elect all of the members of the Board of Directors standing for election, subject to the rights, powers and preferences of any outstanding series of preferred stock.

No share of common stock affords any preemptive rights or is convertible, redeemable, assessable or entitled to the benefits of any sinking or repurchase fund. Holders of common stock will be entitled to dividends in the amounts and at the times declared by our Board of Directors in its discretion out of funds legally available for the payment of dividends.

Holders of common stock will share equally in our assets on liquidation after payment or provision for all liabilities and any preferential liquidation rights of any preferred stock then outstanding. All outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

At the direction of our Board of Directors, we may issue shares of preferred stock from time to time. Our Board of Directors may, without any action by holders of the common stock:

•	adopt resolutions to issue preferred stock in one or more classes or series;

•	fix or change the number of shares constituting any class or series of preferred stock; and

•	establish or change the rights of the holders of any class or series of preferred stock.

The rights of any class or series of preferred stock may include, among others:

•	general or special voting rights;

•	preferential liquidation or preemptive rights;

•	preferential cumulative or noncumulative dividend rights;

•	redemption or put rights; and

•	conversion or exchange rights.

We may issue shares of, or rights to purchase, preferred stock the terms of which might:

•	adversely affect voting or other rights evidenced by, or amounts otherwise payable with respect to, the common stock;

•	discourage an unsolicited proposal to acquire us; or

•	facilitate a particular business combination involving us.

Any of these actions could discourage a transaction that some or a majority of our shareholders might believe to be in their best interests or in which our shareholders might receive a premium for their stock over its then market price.

Rights Agreement

Our Board of Directors has adopted a Rights Agreement pursuant to which holders of our common stock will be entitled to purchase from us one one-hundredth of a share of our Junior Participating Preferred Stock if a third party acquires beneficial ownership of 15% or more of our common stock or if other specified events occur without our consent. In addition, the holders of our common stock will be entitled to purchase the stock of an Acquiring Person (as defined in the Rights Agreement) at a discount upon the occurrence of triggering events. The exercise price per right is $150, subject to adjustment. These provisions of the Rights Agreement could have certain anti-takeover effects because the rights provided to holders of our common stock under the Rights Agreement will cause substantial dilution to a person or group that acquires our common stock or engages in other specified events without the rights under the agreement having been redeemed or in the event of an exchange of the rights for common stock as permitted under the agreement.

Anti-Takeover Provisions of our Certificate of Formation and Bylaws

The provisions of Texas law and our certificate of formation and bylaws we summarize below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a shareholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the common stock.

Business Combinations Under Texas Law. We are a Texas corporation and, upon completion of the offering, will be subject to Subchapter M of Chapter 21 of the Texas Business Organizations Code. In general, this law will prevent us from engaging in a business combination with an affiliated shareholder, or any affiliate or associate of an affiliated shareholder, for a three-year period after the date such person became an affiliated shareholder, unless:

•	our Board of Directors approves the acquisition of shares that causes such person to become an affiliated shareholder before the date such person becomes an affiliated shareholder,

•	our Board of Directors approves the business combination before the date such person becomes an affiliated shareholder, or

•

holders of at least two-thirds of our outstanding voting shares not beneficially owned by the affiliated shareholder or its affiliates or associates approve the business combination within six months after the date such person becomes an affiliated shareholder.

Under this law, any person that owns or has owned 20% or more of our voting shares during the preceding three-year period is an “affiliated shareholder.” The law defines “business combination” generally as including:

•	mergers, share exchanges or conversions involving an affiliated shareholder;

•	dispositions of assets involving an affiliated shareholder;

•	having an aggregate value equal to 10% or more of the market value of our assets;

•	having an aggregate value equal to 10% or more of the market value of our outstanding common stock; or

•	representing 10% or more of our earning power or net income;

•	issuances or transfers of securities by us to an affiliated shareholder other than on a pro rata basis;

•	plans or agreements relating to our liquidation or dissolution involving an affiliated shareholder;

•	reclassifications, recapitalizations, mergers or other transactions that would have the effect of increasing an affiliated shareholder’s percentage ownership of our outstanding voting stock, and

•	the receipt of tax, guarantee, pledge, loan or other financial benefits by an affiliated shareholder other than proportionally as one of our shareholders.

Written Consent of Shareholders. Our certificate of formation provides that any action by our shareholders must be taken at an annual or special meeting of shareholders. Special meetings of the shareholders may be called only by holders of not less than 50% of all the shares entitled to vote.

Advance Notice Procedure for Shareholder Proposals. Our bylaws establish an advance notice procedure for the nomination of candidates for election as directors as well as for shareholder proposals to be considered at annual meetings of shareholders. In general, notice of intent to nominate a director must contain specific information concerning the person to be nominated and must be delivered to or mailed and received at our principal executive offices as follows:

•

With respect to an election to be held at the annual meeting of shareholders, not less than 90 days nor more than 120 days prior to the first anniversary date of the preceding year’s annual meeting of shareholders.

•

With respect to an election to be held at a special meeting of shareholders for the election of directors, not earlier than the close of business on the 120th day prior to the special meeting and not later than the close of business on the later of the 90th day prior to the special meeting or the 10th day following the day on which public disclosure is first made of the date of the special meeting.

Notice of shareholders’ intent to raise business at an annual meeting must be delivered to or mailed and received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the preceding year’s annual meeting of shareholders. These procedures may operate to limit the ability of shareholders to bring business before a shareholders meeting, including with respect to the nomination of directors or considering any transaction that could result in a change of control.

Classified Board; Removal of Director. Our bylaws provide that the members of our Board of Directors are divided into three classes as nearly equal as possible. Each class is elected for a three-year term. At each annual meeting of shareholders, approximately one-third of the members of the Board of Directors are elected for a three-year term and the other directors remain in office until their three-year terms expire. Furthermore, our bylaws provide that neither any director nor the Board of Directors may be removed without cause, and that any removal for cause would require the affirmative vote of the holders of at least a majority of the voting power of the outstanding capital stock entitled to vote for the election of directors. Thus, control of the Board of Directors cannot be changed in one year without removing the directors for cause as described above; rather, at least two annual meetings must be held before a majority of the members of the Board of Directors could be changed.

Limitation of Liability of Directors. Our certificate of formation provides that no director shall be personally liable to ATP or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability as follows:

•	for any breach of the director’s duty of loyalty to us or our shareholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for an act or omission for which the liability of a director is expressly provided by an applicable statute; and

•	for any transaction from which the director derived an improper personal benefit.

The effect of these provisions is to eliminate ours and our shareholders’ rights, through derivative suits on our behalf, to recover monetary damages against a director for a breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior, except in the situations described above.

DESCRIPTION OF PREFERRED STOCK

The following is a summary of certain provisions of the statements of resolutions of our Series A Convertible Preferred Stock and Series B Convertible Preferred Stock. Copies of the statements of resolutions and the form of Convertible Preferred Stock share certificates are available upon request from us at the address set forth under “Incorporation by Reference.” The following summary of the material provisions of the Convertible Preferred Stock does not purport to be complete. See also “Description of Capital Stock” for a description of general terms applicable to the Convertible Preferred Stock, a description of our common stock and certain provisions of Texas law.

As used in this section, the terms “the Company,” “us,” “we” or “our” refer to ATP Oil & Gas Corporation and not any of its subsidiaries.

General

Under our amended and restated certificate of formation, our Board of Directors is authorized, without further shareholder action, to issue up to 10,000,000 shares of preferred stock, par value $0.001 per share, in one or more series, with such voting powers or without voting powers, and with such designations, and relative preferences, participating, optional or other special rights, and qualifications, limitations or restrictions, as shall be set forth in the resolutions providing therefor. On September 29, 2009 we issued 1,400,000 shares of Series A Convertible Preferred Stock and on June 20, 2011 we issued 1,725,000 shares of Series B Convertible Preferred Stock.

The Convertible Preferred Stock, and, when issued, any common stock issued upon the conversion of, or in payment of dividends on, the Convertible Preferred Stock, will be fully paid and nonassessable. The holders of the Convertible Preferred Stock have no preemptive or preferential right to purchase or subscribe to our shares, warrants or other securities of any class. The transfer agent, registrar, redemption, conversion and dividend disbursing agent for the Convertible Preferred Stock and our common stock is American Stock Transfer & Trust Company.

Ranking

The Convertible Preferred Stock, with respect to dividend rights and rights upon our liquidation, winding-up or dissolution, ranks:

•

senior to all classes of our common stock and to each other class of stock or series of preferred stock established after the original issue date of the Convertible Preferred Stock (which we refer to as the “Issue Date”), the terms of which do not expressly provide that such class or series ranks senior to or on a parity with the Convertible Preferred Stock as to dividend rights or rights upon our liquidation, winding-up or dissolution (we refer to each such class of stock or series of preferred stock, collectively, as “Junior Stock”);

•

on a parity, in all respects, with any class of stock or series of preferred stock established after the Issue Date, the terms of which expressly provide that such class or series of preferred stock will rank on a parity with the Convertible Preferred Stock as to dividend rights or rights upon our liquidation, winding-up or dissolution (we refer to each such class of stock or series of preferred stock, collectively, as “Parity Stock”); and

•

junior to classes of stock, including series of preferred stock, established after the Issue Date, the terms of which expressly provide that such class or series will rank senior to the Convertible Preferred Stock as to dividend rights or rights upon our liquidation, winding-up or dissolution (we refer to each such class of stock or series of preferred stock, collectively, as “Senior Stock”).

While any shares of Convertible Preferred Stock are issued and outstanding, we may not authorize or issue any class or series of Senior Stock, or any security convertible into Senior Stock, without the affirmative vote or consent of the holders of at least 66 2/3% of the issued and outstanding shares of Convertible Preferred Stock, voting as a single class with any Parity Stock having similar voting rights that are then exercisable. Without the consent of any holder of Convertible Preferred Stock, however, we may authorize, increase the authorized amount of, or issue any class or series of Parity Stock or Junior Stock. See “—Voting Rights” below.

Dividends

Holders of shares of Convertible Preferred Stock will be entitled to receive, when, as and if declared by our Board of Directors out of funds legally available for payment, cumulative dividends at the rate per annum of 8% per share on the liquidation preference thereof of $100.00 per share of Convertible Preferred Stock (equivalent to $8.00 per annum per share), payable in cash, by delivery of shares of our common stock or through any combination of cash and shares of our common stock, as further described under “—Method of Payment of Dividends” below. Dividends on the Convertible Preferred Stock will be payable quarterly on January 1st , April 1st , July 1st and October 1st of each year (each, a “Dividend Payment Date”), commencing January 1, 2010 for the Series A Convertible Preferred Stock and October 1, 2011 for the Series B Convertible Preferred Stock, at such annual rate, and shall accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the Issue Date of the Convertible Preferred Stock, whether or not in any dividend period or periods there have been funds legally available for the payment of such dividends. Dividends will be payable to holders of record as they appear on our stock register on the immediately preceding December 15th , March 15th , June 15th and September 15th (each, a “Record Date”). Accumulations of dividends on shares of Convertible Preferred Stock do not bear interest. Dividends payable on the Convertible Preferred Stock for any period other than a full dividend period (based upon the number of days elapsed during the period) are computed on the basis of a 360-day year consisting of twelve 30-day months. The initial dividend on the Series A Convertible Preferred Stock for the first dividend period was $2.04 per share (based on the annual dividend rate of 8% and a liquidation preference of $100.00 per share) and was paid on January 1, 2010. The initial dividend on the Series B Convertible Preferred Stock for the first dividend period was $2.26 per share (based on the annual dividend rate of 8% and a liquidation preference of $100.00 per share) and was paid on October 1, 2011. Each subsequent quarterly dividend on the Convertible Preferred Stock until the date hereof has been based on the annual dividend rate of 8% and a liquidation preference of $100.00 per share pro rated to the actual number of days in the dividend period, subject to adjustments for stock splits, contributions, reclassifications or other similar events involving our Convertible Preferred Stock.

No dividend will be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of Convertible Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid or declared and a sufficient sum or number of shares of common stock have been set apart for the payment of such dividend, upon all outstanding shares of Convertible Preferred Stock.

Our ability to declare and pay cash dividends and make other distributions with respect to our capital stock, including the Convertible Preferred Stock, is limited by the terms of our outstanding indebtedness. Specifically, our existing credit agreement and the indenture governing our outstanding 11.875% senior second lien notes due 2015 limit our ability to pay cash dividends and distributions with respect to our capital stock, including the Series B Convertible Preferred Stock, except under certain limited circumstances. In addition, our ability to declare and pay dividends may be limited by applicable Texas law.

Method of Payment of Dividends

We will pay any dividend on the Convertible Preferred Stock (whether or not for a current dividend period or any prior dividend period, and including in connection with the payment of accrued, accumulated and unpaid dividends pursuant to the provisions described under “—Conversion at the Option of the Holder,” “—Conversion Upon Fundamental Change” and “—Mandatory Conversion”), either:

•	in cash;

•	by delivery of shares of our common stock; or

•	through any combination of cash and shares of our common stock.

If we make any such payment in shares of our common stock, such shares shall be valued for such purpose, in the case of any dividend payment, at 95% of the average of the daily VWAP (as defined under “—Mandatory Conversion”) of our common stock on each of the ten consecutive trading days ending on the second trading day immediately preceding the payment date for such dividend.

We will give the holders of the Convertible Preferred Stock notice of the payment method in respect of any dividend at least 20 scheduled trading days (as defined under “—Mandatory Conversion”) prior to the payment date for such dividend.

If we elect to pay all or a portion of a dividend in the form of shares of our common stock, we will deliver such shares to the transfer agent or another agent (in such capacity, the “dividend agent”) on behalf of the holders of the Convertible Preferred Stock and will instruct, at our sole option, the dividend agent to either:

•	sell such shares for cash on behalf of the holders of the Convertible Preferred Stock and deliver the net proceeds to the holders less any deductions for withholding taxes; or

•	deliver such shares to or for the account of the holders less any shares required to be sold for withholding taxes.

If we elect to deliver shares to the dividend agent on behalf of the holders of the Convertible Preferred Stock for sale for cash on behalf of such holders, the dividend agent will serve as the designated agent of the holders of the Convertible Preferred Stock in making such sales. If we so elect, any shares delivered to the dividend agent will be owned beneficially by the holders of the Convertible Preferred Stock upon delivery to the dividend agent, and the dividend agent will hold such shares and the net cash proceeds from the sale of such shares for the exclusive benefit of the holders. Purchasers of the Convertible Preferred Stock are deemed to appoint the dividend agent as their agent for the sale of any shares of our common stock that are delivered to the dividend agent, on their behalf, upon payment of dividends on the Convertible Preferred Stock. The net proceeds of any sales of shares of our common stock shall be distributed to holders of Convertible Preferred Stock on a pro rata basis based on the aggregate liquidation preference of the outstanding shares of Convertible Preferred Stock less any deductions for withholding taxes as determined on a holder-by-holder basis. In order to satisfy any obligation to withhold taxes arising from any payment of a dividend or deemed dividend with respect to the Convertible Preferred Stock, we and the dividend agent shall be authorized to make any deductions required by law, and pay to any taxing authority any amount necessary to satisfy such obligation, including the payment of any portion or all of the net cash proceeds resulting from the sale of shares of common stock that are owned beneficially by holders of the Convertible Preferred Stock. If a holder gives notice to the dividend agent at least 10 days prior to the applicable dividend payment date not to sell shares of our common stock held on behalf of such holder, the dividend agent will deliver to or for the account of such holder promptly after receipt by the dividend agent the shares of our common stock issued in payment of such dividend except any shares required to be deducted on account of withholding taxes. In order to make such an election, we must cause to be filed and declared effective a registration statement permitting such sales on behalf of the holders of Convertible Preferred Stock. In addition, each holder must comply with the requirements set forth under “—Registration Rights” below.

If (i) we elect to deliver shares of our common stock to the dividend agent to sell such shares for cash on behalf of the holders of the Convertible Preferred Stock and a holder gives notice (as described above) of its election to receive such shares and not to have them sold on such holder’s behalf or (ii) we elect to cause the dividend agent to deliver shares of our common stock to holders of Convertible Preferred Stock, such shares will be treated as restricted securities, bear a legend to that effect and not be transferable by the recipient thereof except pursuant to an effective registration statement or pursuant to an exemption from the registration requirements of the Securities Act. Our obligation to register any such shares on behalf of holders of Convertible Preferred Stock is limited to those obligations set forth under “—Registration Rights.” In addition, each holder must comply with the requirements set forth under “—Registration Rights” below.

No fractional shares of common stock will be delivered to the holders of the Convertible Preferred Stock, but we will instead pay a cash adjustment to each holder that would otherwise be entitled to a fraction of a share of common stock, subject to our right to round up to the next highest whole number of shares the number of shares delivered in lieu of making such payment.

Unless all accrued, cumulated and unpaid dividends on the Convertible Preferred Stock for all past quarterly dividend periods shall have been paid in full, we will not:

•

declare or pay any dividend or make any distribution of assets on any Junior Stock, other than dividends or distributions in the form of Junior Stock and cash solely in lieu of fractional shares in connection with any such dividend or distribution;

•

redeem, purchase or otherwise acquire any shares of Junior Stock or pay or make any monies available for a sinking fund for such shares of Junior Stock, other than (A) upon conversion or exchange for other Junior Stock or (B) the purchase of fractional interests in shares of any Junior Stock pursuant to the conversion or exchange provisions of such shares of Junior Stock;

•

declare or pay any dividend or make any distribution of assets on any shares of Parity Stock, other than dividends or distributions in the form of Parity Stock or Junior Stock and cash solely in lieu of fractional shares in connection with any such dividend or distribution; or

•

redeem, purchase or otherwise acquire any shares of Parity Stock, except upon conversion into or exchange for other Parity Stock or Junior Stock and cash solely in lieu of fractional shares in connection with any such conversion or exchange.

When dividends are not paid in full upon the shares of Convertible Preferred Stock, as discussed above, all dividends declared on the Convertible Preferred Stock and any other Parity Stock shall be paid either (a) pro rata so that the amount of dividends so declared on the shares of Convertible Preferred Stock and each such other class or series of Parity Stock shall in all cases bear to each other the same ratio as accumulated dividends on the shares of Convertible Preferred Stock and such class or series of Parity Stock bear to each other or (b) on another basis that is at least as favorable to the holders of the Convertible Preferred Stock entitled to receive such dividends.

Liquidation Preference

In the event of our voluntary or involuntary liquidation, winding-up or dissolution, each holder of Convertible Preferred Stock will be entitled to receive and to be paid out of our assets available for distribution to our shareholders, before any payment or distribution is made to holders of Junior Stock (including our common stock), a liquidation preference in the amount of $100.00 per share of the Convertible Preferred Stock, plus accumulated and unpaid dividends on the shares to the date fixed for liquidation, winding-up or dissolution. If, upon our voluntary or involuntary liquidation, winding-up or dissolution, the amounts payable with respect to the liquidation preference of the Convertible Preferred Stock and all Parity Stock are not paid in full, the holders of the Convertible Preferred Stock and the Parity Stock will share equally and ratably in any distribution of our assets in proportion to the full liquidation preference and accumulated and unpaid dividends to which they are entitled. After payment of the full amount of the liquidation preference and accumulated and unpaid dividends to which they are entitled, the holders of the Convertible Preferred Stock will have no right or claim to any of our remaining assets. Neither the sale of all or substantially all our assets or business (other than in connection with our liquidation, winding-up or dissolution), nor our merger or consolidation into or with any other person, will be deemed to be our voluntary or involuntary liquidation, winding-up or dissolution.

The statements of resolutions do not contain any provision requiring funds to be set aside to protect the liquidation preference of the Convertible Preferred Stock even though it is substantially in excess of the par value thereof.

Voting Rights

The holders of the Convertible Preferred Stock will have no voting rights except as set forth in the applicable statement of resolutions and our bylaws, as described below, or as otherwise required by Texas law from time to time.

In the event that dividends on the Convertible Preferred Stock are in arrears and unpaid for six or more quarterly periods (whether or not consecutive), the holders of the Convertible Preferred Stock, voting as a single class with any Parity Stock having similar voting rights that are then exercisable, will be entitled at our next regular or special meeting of shareholders to elect two additional directors to our Board of Directors. Upon the election of any additional directors, the number of directors that comprise our Board of Directors shall be increased by such number of additional directors. Such voting rights and the terms of the directors so elected will continue until such time as the dividend arrearage on the Convertible Preferred Stock has been paid in full. At any time after voting power to elect directors shall have become vested and be continuing in the holders of the Convertible Preferred Stock, or if a vacancy shall exist in the office of any such additional director, our Board of Directors may, and upon written request of the holders of record of at least 25% of the outstanding Convertible Preferred Stock addressed to the chairman of our board shall, call a special meeting of the holders of the Convertible Preferred Stock (voting separately as a class with all other series of Parity Stock upon which like voting rights have been conferred and are then exercisable) for the purpose of electing the directors that such holders are entitled to elect. At any meeting held for the purpose of electing such a director, the presence in person or by proxy of the holders of at least a majority of the Convertible Preferred Stock shall be required to constitute a quorum of such Convertible Preferred Stock.

In addition, the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of Convertible Preferred Stock and all other Parity Stock having similar voting rights that are then exercisable, voting as a single class, in person or by proxy, at an annual meeting of our shareholders or at a special meeting called for such purpose, or by written consent in lieu of such meeting, will be required to alter, repeal or amend, whether by merger, consolidation, combination, reclassification or otherwise, any provisions of our certificate of formation or the applicable statement of resolutions if the amendment would amend, alter or affect the powers, preferences or rights of the Convertible Preferred Stock so as to adversely affect the holders thereof, including, without limitation, the creation of, increase in the authorized number of, or issuance of, shares of any class or series of Senior Stock. The statements of resolutions provide that the authorization of, the increase in the authorized amount of, or the issuance of any shares of any class or series of Parity Stock or Junior Stock will not require the consent of the holders of the Convertible Preferred Stock, and will not be deemed to adversely affect the powers, preferences or rights of the holders of the Convertible Preferred Stock.

The number of votes that each share of Convertible Preferred Stock and any Parity Stock participating in the votes described above shall have shall be in proportion to the liquidation preference of such share.

Redemption

The Convertible Preferred Stock is not redeemable.

Conversion at the Option of the Holder

Other than during the fundamental change conversion period (as defined below), holders of the Convertible Preferred Stock have the right to convert the Convertible Preferred Stock, in whole or in part, into shares of our common stock at the conversion rate of 4.5045 shares of common stock per share of Convertible Preferred Stock (equivalent to an initial conversion price of approximately $22.20 per share of common stock), subject to adjustment as described under “—Anti-dilution Adjustments” below. The applicable conversion price at any given time will be computed by dividing the liquidation preference by the applicable conversion rate at such time.

In addition to the number of shares of common stock issuable upon conversion of each share of Convertible Preferred Stock at the option of the holder on the effective date of any conversion (herein referred to as the “conversion date”), each converting holder will have the right to receive an amount equal to all accrued, cumulated and unpaid dividends on such converted shares of Convertible Preferred Stock, whether or not declared prior to that date, for all prior dividend periods ending on or prior to the dividend payment date immediately preceding the conversion date (other than previously declared dividends on our Convertible Preferred Stock payable to holders of record as of a prior date), provided that we are then legally permitted to pay such dividends. The amount payable in respect of such dividends will be paid in cash, shares of common stock or a combination thereof, in accordance with the provisions, including the provisions setting forth the method for valuing our common stock, set forth under “—Dividends.” Except as described above and under “—Conversion upon Fundamental Change”, upon any optional conversion of our Convertible Preferred Stock, we will make no payment or allowance for unpaid dividends on our Convertible Preferred Stock.

The person or persons entitled to receive the shares of common stock issuable upon conversion of the Convertible Preferred Stock will be treated as the record holder(s) of such shares as of the close of business on the applicable conversion date. Prior to the close of business on the applicable conversion date, the shares of common stock issuable upon conversion of the Convertible Preferred Stock will not be deemed to be outstanding for any purpose and holders of Convertible Preferred Stock will have no rights with respect to such shares of common stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the common stock, by virtue of holding the Convertible Preferred Stock.

Conversion Upon Fundamental Change

If a fundamental change (as defined below) occurs, we will provide for the conversion of shares of the Convertible Preferred Stock by permitting holders to submit their shares of the Convertible Preferred Stock for conversion at any time during the period (the “fundamental change conversion period”) beginning on the effective date of such fundamental change (as defined under “—Make-Whole Premium for Conversion upon a Fundamental Change”) and ending on the date that is 15 days after the effective date. Upon any such conversion, the holder will receive, for each share of Convertible Preferred Stock, the greater of:

•

(1) a number of shares of our common stock equal to the then-applicable conversion rate, plus (2) the make-whole premium, if any, described under “—Make-Whole Premium for Conversion upon a Fundamental Change”; and

•

a number of shares of our common stock calculated by dividing the liquidation preference by the greater of (i) the average of the daily VWAP (as defined under “—Mandatory Conversion”) of our common stock on each of the 10 consecutive trading days ending on the trading day immediately preceding the effective date of such fundamental change and (ii) $5.00.

In addition to the number of shares of common stock issuable upon conversion of each share of Convertible Preferred Stock at the option of the holder on any conversion date during the fundamental change conversion period, each converting holder will have the right to receive an amount equal to all accrued, cumulated and unpaid dividends on such converted shares of Convertible Preferred Stock, whether or not declared prior to that date, for all prior dividend periods ending on or prior to the dividend payment date immediately preceding the conversion date (other than previously declared dividends on our Convertible Preferred Stock payable to holders of record as of a prior date), provided that we are then legally permitted to pay such dividends. The amount payable in respect of such dividends will be paid in cash, shares of common stock (or publicly traded common stock of the acquiror (as defined below), if applicable) or a combination thereof in accordance with the provisions, including the provisions setting forth the method for valuing our common stock (which shall also apply to any publicly traded common stock of the acquiror), set forth under “—Dividends.”

We will notify holders, at least 20 days prior to the anticipated effective date of such fundamental change, of the anticipated effective date of such transaction. In addition, if we elect to deliver some or all of the amount of accumulated and unpaid dividends in shares of our common stock (or publicly traded common stock of the acquiror, if applicable), such notice will indicate whether accumulated and unpaid dividends will be paid in cash, shares of common stock or a combination thereof.

A “fundamental change” will be deemed to have occurred upon the occurrence of any of the following:

•

we consolidate with, merge with or into, another person, or any person consolidates with or merges with or into, us, other than pursuant to a transaction in which the persons that “beneficially owned” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, our voting shares immediately prior to such transaction beneficially own, directly or indirectly, voting shares representing a majority of the total voting power of all outstanding classes of voting shares of the continuing or surviving person in substantially the same proportion among themselves as such ownership immediately prior to such transaction;

•

the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of our assets (determined on a consolidated basis) to any person or group (as such term is used in Section 13(d)(3) of the Exchange Act) other than pursuant to a transaction in which persons that “beneficially owned” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, our voting shares immediately prior to such transaction beneficially own, directly or indirectly, voting shares representing a majority of the total voting power of such person or group;

•	the adoption of a plan the consummation of which would result in our liquidation or dissolution;

•

the acquisition, directly or indirectly, by any person or group (as such term is used in Section 13(d)(3) of the Exchange Act), of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the aggregate voting power of our voting shares;

•

during any period of two consecutive years, individuals who at the beginning of such period comprised our Board of Directors (together with any new directors whose appointment by such Board of Directors or whose nomination for election by our shareholders was approved by a vote of 66% of our directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of our Board of Directors then in office; or

•	our common stock ceases to be listed on The NASDAQ Global Select Market or the New York Stock Exchange.

However, a fundamental change will not be deemed to have occurred in the case of a merger or consolidation, if at least 90% of the consideration (excluding cash payments for fractional shares and cash payments pursuant to dissenters’ appraisal rights) in the merger or consolidation consists of common stock of a company incorporated or organized under the laws of the United States or any political subdivision thereof, and traded on The NASDAQ Global Select Market or the New York Stock Exchange (or which will be so traded or quoted when issued or exchanged in connection with such transaction).

The phrase “all or substantially all” of our assets is likely to be interpreted by reference to applicable law at the relevant time, and will be dependent on the facts and circumstances existing at such time. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer is of “all or substantially all” of our assets.

“Publicly traded common stock” means shares of common stock that are listed on any of the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or any of their respective successors, or will be so listed when issued or exchanged with the relevant fundamental change.

Our obligation to deliver the make-whole premium could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

This fundamental change conversion feature may make more difficult or discourage a takeover of us and the removal of incumbent management. We are not, however, aware of any specific effort to accumulate shares of our common stock or to obtain control of us by means of a merger, tender offer, solicitation or otherwise. In addition, the fundamental change conversion feature is not part of a plan by management to adopt a series of anti-takeover provisions. Instead, the fundamental change conversion feature is a result of negotiations between us and the initial purchasers of and underwriters for the Convertible Preferred Stock.

Mandatory Conversion

At any time on or after October 1, 2014, if the daily VWAP of our common stock equals or exceeds 150% of the then-prevailing conversion price for at least 20 trading days in a period of 30 consecutive trading days, including the last trading day of such 30-trading day period, we may at our option (by issuing a press release as provided below) cause the Convertible Preferred Stock to be automatically converted into a number of shares of our common stock for each share of the Convertible Preferred Stock equal to the then-applicable conversion rate. In connection with any such mandatory conversion, we must also pay converting holders any accumulated and unpaid dividends on their shares of the Convertible Preferred Stock. The amount payable in respect of such accumulated and unpaid dividends will be paid in cash, shares of common stock or a combination thereof in accordance with the provisions, including the provisions setting forth the method for valuing our common stock, set forth under “—Dividends.”

“Daily VWAP” of our common stock on any trading day means the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page ATPG <EQUITY> VAP (or its equivalent successor if such page is not available) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such trading day (or if such volume-weighted average price is unavailable, the market value of one share of our common stock on such trading day determined, using a volume-weighted average method to the extent practicable, by a nationally recognized independent investment banking firm retained for this purpose by us). Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

“Trading day” means a day during which (i) trading in our common stock generally occurs on The NASDAQ Global Select Market or, if our common stock is not listed on The NASDAQ Global Select Market, the principal U.S. national or regional securities exchange on which our common stock is listed, or, if our common stock is not so listed, admitted for trading or quoted, any business day and (ii) there is no market disruption event. A “trading day” only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.

“Market disruption event” means (1) a failure by The NASDAQ Global Select Market or, if our common stock is not listed on The NASDAQ Global Select Market, the principal U.S. national or regional securities exchange on which our common stock is listed, to open for trading during its regular trading session or (2) the occurrence or existence prior to 1:00 p.m. on any trading day for our common stock of an aggregate one half hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in our common stock or in any options, contracts or future contracts relating to our common stock.

“Scheduled trading day” means any day that is scheduled to be a trading day. If our common stock is not so listed for trading or quotation on or by any exchange or quotation system, “scheduled trading day” means a business day.

To exercise the mandatory conversion right described above, we must issue a press release prior to the opening of business on the fifth trading day following any date on which the conditions described above are met, announcing such a mandatory conversion. We will also give notice by mail or by publication (with subsequent prompt notice by mail) to the registered holders of the Convertible Preferred Stock (not more than four business days after the date of the press release) of the mandatory conversion announcing our intention to convert the Convertible Preferred Stock. The conversion date will be a date selected by us (which we will refer to as the “mandatory conversion date”) and will be no more than ten business days after the date on which we issue such press release.

In addition to any information required by applicable law or regulation, the press release and notice of a mandatory conversion shall state, as appropriate:

•	the mandatory conversion date;

•	the number of shares of our common stock to be issued upon conversion of each share of Convertible Preferred Stock;

•	the number of shares of Convertible Preferred Stock to be converted;

•	whether we will pay accumulated dividends in cash, shares our common stock or a combination thereof; and

•	that dividends on the shares of Convertible Preferred Stock to be converted will cease to accrue on the mandatory conversion date.

On and after the mandatory conversion date, dividends will cease to accrue on the Convertible Preferred Stock called for a mandatory conversion and all rights of holders of such Convertible Preferred Stock will terminate, except for the right to receive our common stock issuable upon conversion thereof, any accumulated and unpaid dividends and cash in lieu of fractional shares pursuant to “—Fractional Shares” herein. The dividend payment with respect to Convertible Preferred Stock called for a mandatory conversion on a date during the period between the close of business on any Record Date for the payment of dividends to the close of business on the corresponding Dividend Payment Date will be payable on such Dividend Payment Date to the record holder of such share on such Record Date if such Convertible Preferred Stock has been converted after such Record Date and prior to such Dividend Payment Date.

Make-Whole Premium for Conversion upon a Fundamental Change

As described under “—Conversion upon Fundamental Change,” holders who elect to convert shares of Convertible Preferred Stock during the fundamental change conversion period will receive, in addition to a number of shares of common stock issuable upon conversion of the Convertible Preferred Stock based on the then-applicable conversion rate, an additional number of shares of common stock for each share of Convertible Preferred Stock so converted (the “additional shares” or the “make-whole premium”) for each hypothetical stock price and effective date set forth in the applicable table below:

Stock Price on Effective Date

Series A Convertible Preferred Stock

Effective Date	$18.50	$20.00	$30.00	$40.00	$50.00	$60.00	$70.00	$80.00	$90.00	$100.00	$110.00	$120.00
September 29, 2009	0.9009	0.8699	0.5005	0.3253	0.2247	0.1607	0.1172	0.0864	0.0639	0.0470	0.0344	0.0247
October 1, 2010	0.9009	0.8146	0.4645	0.3020	0.2094	0.1503	0.1100	0.0812	0.0601	0.0443	0.0323	0.0231
October 1, 2011	0.9009	0.7459	0.4115	0.2657	0.1847	0.1333	0.0982	0.0729	0.0542	0.0401	0.0293	0.0209
October 1, 2012	0.9009	0.6756	0.3354	0.2089	0.1444	0.1051	0.0784	0.0590	0.0445	0.0333	0.0246	0.0178
October 1, 2013	0.9009	0.6114	0.2298	0.1188	0.0768	0.0556	0.0421	0.0323	0.0249	0.0189	0.0142	0.0103
October 1, 2014 and thereafter	0.9009	0.5859	0.1310	0.0082	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

Stock Price on Effective Date

Series B Convertible Preferred Stock

Effective Date	$18.50	$20.00	$30.00	$40.00	$50.00	$60.00	$70.00	$80.00	$90.00	$100.00	$110.00	$120.00
June 20, 2011	0.9009	0.7653	0.4265	0.2759	0.1917	0.1381	0.1015	0.0752	0.0559	0.0413	0.0301	0.0215
October 1, 2011	0.9009	0.7459	0.4115	0.2657	0.1847	0.1333	0.0982	0.0729	0.0542	0.0401	0.0293	0.0209
October 1, 2012	0.9009	0.6756	0.3354	0.2089	0.1444	0.1051	0.0784	0.0590	0.0445	0.0333	0.0246	0.0178
October 1, 2013	0.9009	0.6114	0.2298	0.1188	0.0768	0.0556	0.0421	0.0323	0.0249	0.0189	0.0142	0.0103
October 1, 2014 and thereafter	0.9009	0.5859	0.1310	0.0082	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The number of additional shares will be determined by reference to the table above and is based on the date on which the fundamental change occurs (the “effective date”) and the price (the “stock price”) paid (or deemed paid) per share of our common stock in such transaction. If the holders of our common stock receive only cash in the fundamental change, the stock price shall be the cash amount paid per share. Otherwise, the stock price shall be the average of the daily closing price per share of our common stock on each of the ten consecutive trading days up to but not including the effective date.

The stock prices set forth in the first row of the table (that is, the column headers) will be adjusted as of any date on which the conversion rate is adjusted. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. Each of the conversion rates in the table will be subject to adjustment in the same manner as the conversion rate as set forth under “—Anti-dilution Adjustments.”

The exact stock price and effective dates may not be set forth on the table, in which case:

•

if the stock price is between two stock price amounts on the table or the effective date is between two dates on the table, the make-whole premium will be determined by straight-line interpolation between the make-whole premium amounts set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year;

•	if the stock price is in excess of $120.00 per share (subject to adjustment as described above), then no make-whole premium amount will be paid; and

•	if the stock price is less than $18.50 per share (subject to adjustment as described above), then no make-whole premium amount will be paid.

Fractional Shares

No fractional common shares will be issued to holders of our Convertible Preferred Stock upon conversion. In lieu of any fractional common share otherwise issuable in respect of the aggregate number of shares of our Convertible Preferred Stock of any holder that are converted, that holder will be entitled to receive an amount in cash (computed to the nearest cent) equal to the same fraction of:

•

in the case of a fundamental change conversion or a mandatory conversion, the average of the daily closing price per common share on each of the ten consecutive trading days preceding the trading day immediately preceding the date of conversion; or

•	in the case of each conversion at the option of a holder, the closing price per common share determined as of the second trading day immediately preceding the effective date of conversion.

Notwithstanding the foregoing, we may elect to round up the number of shares of our common stock to be delivered upon conversion to the next highest whole number of shares in lieu of making such cash payment. If more than one share of our Convertible Preferred Stock is surrendered for conversion at one time by or for the same holder, the number of full common shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of our Convertible Preferred Stock so surrendered.

Anti-dilution Adjustments

The conversion rate will be adjusted if:

(1) We pay dividends (or other distributions) on our common stock in shares of common stock.

(2) We issue to all holders of our common stock rights or warrants (other than rights or warrants issued pursuant to a dividend reinvestment plan or share purchase plan or other similar plans) entitling them, for a period of up to 45 days from the date of issuance of such rights or warrants, to subscribe for or purchase our shares of common stock at less than the “current market price,” as defined below, of our common stock on the date fixed for the determination of shareholders entitled to receive such rights or warrants.

(3) We subdivide, split or combine our common stock.

(4) We distribute to all holders of our common stock evidences of our indebtedness, shares of capital stock, securities, cash or other assets (excluding any dividend or distribution covered by clauses (1) or (3) above, any rights or warrants referred to in (2) above, any dividend or distribution paid exclusively in cash, any consideration payable in connection with a tender or exchange offer made by us or any of our subsidiaries, and any dividend of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit in the case of certain spin-off transactions as described below), in which event the conversion rate in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such distribution will be multiplied by a fraction,

•	the numerator of which is the current market price per share of our common stock on the date fixed for determination, and

•

the denominator of which is the current market price per share of our common stock minus the fair market value, as determined by our Board of Directors, except as described in the following paragraph, of the portion of the evidences of indebtedness, shares, securities, cash or other assets so distributed applicable to one share of common stock.

In the event that we make a distribution to all holders of our common shares consisting of capital stock of, or similar equity interests in, or relating to a subsidiary or other business unit of ours (herein referred to as a “spin-off”), the conversion rate will be adjusted by multiplying the conversion rate in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such distribution by a fraction, the numerator of which is the current market price per share of our common stock as of the fifteenth trading day after the “ex-date” for such distribution, plus the fair market value of the portion of those shares of capital stock or similar equity interests so distributed applicable to one share of common stock as of the fifteenth trading day after the “ex-date” for such distribution (or, if such shares of capital stock or equity interests are listed on a national or regional securities exchange, the average of the daily closing price of such securities on each of the five consecutive trading days ending on such fifteenth trading day), and the denominator of which is the current market price per share of our common stock, in each case as of the fifteenth trading day after the “ex-date” for such distribution.

(5) We make a distribution consisting exclusively of cash to all holders of our common stock, excluding (a) any cash that is distributed in a reorganization event (as described below) or as part of a distribution referred to in clause (4) above, (b) any dividend or distribution in connection with our liquidation, dissolution or winding up, and (c) any consideration payable in connection with a tender or exchange offer made by us or any of our subsidiaries, in which event, the conversion rate in effect immediately prior to the close of business on the date fixed for determination of the holders of our common stock entitled to receive such distribution will be multiplied by a fraction:

•	the numerator of which will be the current market price of our common stock on the date fixed for such determination; and

•	the denominator of which will be the current market price of our common stock on the date fixed for such determination less the amount per share of such dividend or distribution.

(6) We or any of our subsidiaries successfully complete a tender or exchange offer for our common stock that involves the payment of consideration with a value per share of our common stock exceeding the current market price per share of our common stock on the last trading day immediately succeeding the last day on which tenders or exchanges may be made pursuant to such tender or exchange offer, in which event the conversion rate in effect immediately prior to the opening of business on the eighth trading day after the date of expiration of the tender or exchange offer will be divided by a fraction:

•

the numerator of which shall be equal to (A) the product of (I) the current market price per share of our common stock on the seventh trading day after the date of expiration of the tender or exchange offer multiplied by (II) the number of shares of common stock outstanding (including any shares validly tendered and not withdrawn) at such time less (B) the amount of cash plus the fair market value, as determined by our Board of Directors, of the aggregate consideration payable for all the shares of common stock purchased in such tender or exchange offer, and

•

the denominator of which will be the product of the number of shares of common stock outstanding (including any shares validly tendered and not withdrawn) less the number of all shares validly tendered and not withdrawn as of the expiration time and the current market price per common share on the seventh trading day next succeeding the expiration of the tender or exchange offer.

(7) To the extent that we have a rights plan in effect with respect to our common stock on any conversion date, upon conversion of any shares of the Convertible Preferred Stock, holders of Convertible Preferred Stock will receive, in addition to our common stock, the rights under the rights plan, unless, prior to such conversion date, the rights have separated from our common stock, in which case each fixed conversion rate will be adjusted at the time of separation as if we made a distribution to all holders of our common stock as described in clause (4) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

The “current market price” is the average of the daily closing price per share of our common stock on each of the five consecutive trading days preceding the earlier of the day preceding the date in question and the day before the “ex-date” with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term “ex-date,” when used with respect to any such issuance or distribution, means the first date on which shares of our common stock trade without the right to receive such issuance or distribution. For the purposes of determining the adjustment to the fixed conversion rate for the purposes of clause (4) in the event of a spin-off, the “current market price” per share of our common stock means the average of the daily closing price on each of the first ten consecutive trading days commencing on and including the fifth trading day following the “ex-date” for such distribution.

In the event of (a) any consolidation or merger of us with or into another person (other than a merger or consolidation in which we are the continuing corporation and in which the shares of our common stock outstanding immediately prior to the merger or consolidation are not exchanged for cash, securities or other property of us or another person), (b) any sale, transfer, lease or conveyance to another person of all or substantially all of our property and assets, (c) any reclassification of our common stock into securities including securities other than our common stock, or (d) any statutory exchange of our securities with another person (other than in connection with a merger or acquisition) (herein referred to as “reorganization events”), each share of Convertible Preferred Stock outstanding immediately prior to such reorganization event shall, without the consent of the holders of the Convertible Preferred Stock, become convertible into the kind of securities, cash and other property that such holder would have been entitled to receive if such holder had converted its Convertible Preferred Stock into common stock immediately prior to such reorganization event. For purposes of the foregoing, the type and amount of consideration that a holder of Convertible Preferred Stock would have been entitled to receive as a holder of our common stock in the case of any reorganization event or other transaction that causes our common stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election) will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election. In addition, we may make such increases in the conversion rate as we deem advisable in order to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of our shares (or issuance of rights or warrants to acquire our shares) or from any event treated as such for income tax purposes or for any other reason.

In the event of a taxable distribution to holders of our common stock or other transaction that results in an adjustment of the conversion rate or an increase in the conversion rate in our discretion, holders of Convertible Preferred Stock may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal income tax as a dividend. In addition, non-U.S. holders of Convertible Preferred Stock may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal withholding tax requirements.

Adjustments to the conversion rate will be calculated to the nearest 1/10,000th of a share. Notwithstanding the foregoing, we will not be required to make an adjustment in the conversion rate unless the adjustment would require a change of at least 1% in the conversion rate. However, we will carry forward any adjustments that are less than 1% of the conversion rate and make such carried forward adjustment, regardless of whether the aggregate adjustment is less than 1%, (i) on the conversion date for any Convertible Preferred Stock and (ii) prior to determining the amount of any dividend payable by us.

No adjustment to the conversion rate need be made if holders may participate in the transaction that would otherwise give rise to such adjustment, so long as the distributed assets or securities the holders would receive upon conversion of the Convertible Preferred Stock—if such assets or securities are convertible, exchangeable, or exercisable—are convertible, exchangeable or exercisable, as applicable, without any loss of rights or privileges for a period of at least 45 days following conversion of the Convertible Preferred Stock.

The conversion rate will not be adjusted:

(a) upon the issuance of any common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in common stock under any plan;

(b) upon the issuance of any common stock or rights or warrants to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

(c) upon the issuance of any common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Convertible Preferred Stock were first issued;

(d) for a change in the par value or no par value of our common stock; or

(e) for accrued, cumulated and unpaid dividends.

We will be required, as soon as practicable after the conversion rate is adjusted, to provide or cause to be provided written notice of the adjustment to the holders of shares of Convertible Preferred Stock. We will also be required to deliver a statement setting forth in reasonable detail the method by which the adjustment to the conversion rate was determined and setting forth the revised conversion rate.

Registration Rights

If we wish to elect to deliver shares of our common stock payable in respect of a dividend to the dividend agent on behalf of the holders of the Convertible Preferred Stock for sale for cash on behalf of such holders, as a condition to such election, the registration statement of which this prospectus forms a part (the “Registration Statement”) or another shelf registration statement covering resales of such shares pursuant to Rule 415 under the Securities Act must be effective at the time of the delivery of such shares in respect of the applicable dividend.

“Registrable securities” means with respect to any shares of common stock issued in payment of a dividend in respect of the first five dividend payments on the Convertible Preferred Stock, for each such shares of common stock, until the earliest of (i) their effective registration under the Securities Act and the resale of such shares in accordance with a shelf registration statement or (ii) the date on which such shares are freely transferable by persons who are not our affiliates without registration under the Securities Act.

To the extent shares of common stock issued as payments of a dividend, including dividends paid in connection with a conversion of Convertible Preferred Stock, and delivered to holders of Convertible Preferred Stock would not be freely transferable under the Securities Act by a holder of Convertible Preferred Stock who is not an affiliate of ours, we will, to the extent the Registration Statement is not then effective, use commercially reasonable efforts to file and maintain the effectiveness of another shelf registration statement covering resales of such shares until the earlier of such time as all such shares of common stock have been resold thereunder and such time as all such shares are freely tradeable without registration. In connection with any such shelf registration statement, the provisions described below, including our right to suspend use of the registration statement, shall apply.

In the statement of resolutions for each series of our Convertible Preferred Stock, we agreed for the benefit of the holders of the Convertible Preferred Stock that we would:

•

file the Registration Statement, covering resales (either directly by holders of Convertible Preferred Stock or by the dividend agent of behalf of such holders) of any shares of common stock delivered as payment of dividends in respect of Convertible Preferred Stock; and

•

subject to our right to suspend use of the Registration Statement (as described below), use commercially reasonable efforts to keep the Registration Statement effective until the third anniversary of the filing thereof (and, if at such third anniversary, or at the third anniversary of the filing of any successor automatically effective shelf registration statement, any shares of common stock delivered as payment of a dividend are not then freely transferable without registration by holders thereof that are not our affiliates, we will, on or prior to each such anniversary, file a new registration statement covering resales of such shares).

In addition, if we elect to pay all or any portion of any dividend on the Convertible Preferred Stock in the form of common stock, we will, prior to or substantially concurrently with the payment of each such dividend, update the Registration Statement (including by filing a report under the Exchange Act incorporated by reference in the related prospectus supplement) so that it accurately identifies each holder of Convertible Preferred Stock and the number of shares of common stock beneficially owned (or to be beneficially owned) by such holder and covered by such registration statement in order to permit each such holder (or the dividend agent, on such holder’s behalf) to deliver the prospectus to purchasers of such common stock (subject to our right to suspend the use of the Registration Statement as described below). The dividend notice relating to each such dividend will be accompanied by a questionnaire to be completed and delivered to us prior to the dividend payment date, and, notwithstanding the foregoing, we will not be obligated to identify any such holder in the Registration Statement if that holder does not timely return such completed questionnaire to us. If, at the third anniversary of the filing of any Registration Statement, there are no outstanding shares of common stock delivered as payment of a dividend that are not then freely transferable without registration by holders thereof that are not our affiliates, but we thereafter elect to declare all or any portion of a dividend on the Convertible Preferred Stock in the form of common stock, we will file and use commercially reasonable efforts to keep effective a new shelf registration statement in accordance with the procedures set forth herein.

With respect to each such dividend, any holder that is not identified in the registration statement of which this prospectus forms a part that does not timely complete and deliver a questionnaire as set forth in the instructions accompanying such questionnaire or provide any additional information that we reasonably request will not be named as a selling securityholder in the related amendment, supplement or new registration statement and therefore will not be permitted to sell any shares of common stock pursuant to such registration statement. In addition, we cannot assure you that we will be able to timely file, cause to be declared effective or keep effective any such registration statement for the required period. Further, we will be permitted to suspend the effectiveness of the registration statement of which this prospectus forms a part or the use of this prospectus during specified periods (not to exceed 15 days in any fiscal quarter or 30 days in the aggregate in any 12-month period) in specified circumstances, including circumstances relating to pending corporate developments. We need not specify the nature of the event giving rise to a suspension in any notice to holders of Convertible Preferred Stock of the existence of a suspension.

The following requirements and restrictions will generally apply to a holder selling the securities pursuant to the Registration Statement:

•	the holder will be required to be named as a selling securityholder in the related prospectus;

•	the holder will be required to deliver a prospectus to purchasers;

•	the holder will be subject to some of the civil liability provisions under the Securities Act in connection with any sales; and

•

the holder will be bound by the provisions of the statement of resolutions which are applicable to the holder (including indemnification obligations and the suspension of sales during any applicable suspension period).

We will pay all expenses of the Registration Statement, provide to each registered holder copies of this prospectus, notify each registered holder when the Registration Statement (including amendments and supplements thereto) becomes effective and take other actions that are required to permit, subject to the foregoing, registered resales of the shares of common stock delivered as payment of dividends on the Convertible Preferred Stock.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus or prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus or prospectus supplement. If we indicate in the prospectus or prospectus supplement, the terms of any warrants offered under that prospectus or prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus.

General

We may issue warrants for the purchase of debt securities, common stock or preferred stock in one or more series. We may issue warrants independently or together with debt securities, common stock and preferred stock, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We may enter into the warrant agreement with a warrant agent. We will indicate the name and address and other information regarding the warrant agent in the applicable prospectus or prospectus supplement relating to a particular series of warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Additional Information

We will describe in an applicable prospectus or prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	in the case of warrants to purchase debt securities, the number of debt securities purchasable upon exercise of one warrant and the price at which such securities may be purchased upon exercise;

•

in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	a discussion on any material or special United States federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus or prospectus supplement at the exercise price that we describe in the applicable prospectus or prospectus supplement. Unless we otherwise specify in the applicable prospectus or prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5 p.m., Eastern time, on the expiration date that we set forth in the applicable prospectus or prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus or prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus or prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus or prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus or prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

General

We may issue units comprised of one or more debt securities, shares of common stock, shares of preferred stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including, but not limited to:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Debt Securities,” “Description of Capital Stock,” “Description of Preferred Stock” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name”. Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or if we issue the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security held by a depositary that represents one or any other number of individual securities. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security will be Terminated”. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus or prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers.

We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•

an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•

an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe under “Legal Ownership of Securities”;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•

an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•

the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

•

the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•

financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security will be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

The global security will terminate when the following special situations occur:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus or prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus or prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

CERTAIN U.S. FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS TO

NON-U.S. HOLDERS

The following summary is a description of certain United States federal income and estate tax consequences relating to the purchase, ownership and disposition of our common stock by non-U.S. holders. The discussion is for general information only and does not consider all aspects of federal income and estate taxation that may be relevant to the purchase, ownership and disposition of our common stock by a non-U.S. holder in light of such holder’s personal circumstances. In particular, this discussion does not address the federal income tax consequences of ownership of our common stock by investors that do not hold the stock as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”), or the federal income tax consequences to holders subject to special treatment under the federal income tax laws, such as:

•	dealers in securities or foreign currency;

•	tax-exempt investors;

•	partnerships or other pass-through entities and investors in such entities;

•	United States expatriates;

•	regulated investment companies, banks, thrifts, insurance companies or other financial institutions;

•	persons that hold the common stock as a position in a straddle or as part of a synthetic security or hedge, conversion transaction or other integrated investment;

•	investors that have a functional currency other than the U.S. dollar;

•	persons subject to U.S. federal alternative minimum tax; and

•	investor that are “controlled foreign corporations” or “passive foreign investment companies.”

Holders subject to the special circumstances described above may be subject to tax rules that differ significantly from those summarized below. In addition, this summary does not include any non-U.S. income or estate tax laws or state and local tax laws that may be applicable to a particular holder and does not consider any aspects of U.S. federal gift tax law.

Except as otherwise modified for United States federal estate tax purposes, you are a “non-U.S. holder” of our common stock if you are a beneficial owner of the stock and are not, for United States federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity treated as a corporation for United States federal income tax purposes) organized or created in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to United States federal income tax regardless of its source; or

•

a trust (i) if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of the substantial decisions of the trust, or (ii) that has a valid election in place to be treated as a United States person.

The treatment of a partner in an entity treated as a partnership for United States federal income tax purposes that holds our common stock generally will depend on the status and tax situs of the partner and the activities of the partnership. Partners of partnerships considering the purchase of our common stock should consult their independent tax advisors.

As described in more detail below, the U.S. federal income tax consequences to a non-U.S. holder conducting a trade or business in the U.S. will depend on whether the income or gain at issue is effectively connected with the conduct of such U.S. trade or business.

This summary is based upon the Code, existing and proposed federal income tax regulations promulgated thereunder, administrative pronouncements and judicial decisions, all as in effect as of the date hereof, and all of which are subject to change, possibly on a retroactive basis, and any such change could affect the continuing validity of this discussion. There can be no assurance that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of purchasing, owning and disposing of our common stock. Any such change may adversely affect a non-U.S. holder.

If you are considering the purchase of our common stock, you should consult an independent tax advisor regarding the application of United States federal income and estate tax laws, as well as other federal tax laws and the laws of any state, local or foreign taxing jurisdiction, to your particular situation.

Dividend Distributions

Any distributions with respect to the shares of our common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and will be subject to U.S. federal withholding tax at a 30% rate or such lower rate as specified by an applicable income tax treaty, provided that such dividends are not effectively connected with the non-U.S. holder’s conduct of a trade or business in the U.S. Distributions in excess of our current and accumulated earnings and profits (as determined under U.S. federal income tax principles) will first constitute a return of capital that is applied against and reduces the non-U.S. holder’s adjusted tax basis in our common stock (determined on a share by share basis), and thereafter will be treated as gain realized on the sale or other disposition of our common stock as described below under “Sale, exchange, redemption or other disposition of stock.”

A non-U.S. holder who wishes to claim the benefit of an applicable treaty rate is required to satisfy applicable certification and disclosure requirements. If a non-U.S. holder is eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty, the holder may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Dividends that are effectively connected with the conduct of a trade or business within the United States are not subject to U.S. federal withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate rates, unless an applicable income tax treaty provides otherwise. Certain certification and disclosure requirements must be complied with in order for effectively connected income to be exempt from withholding. A foreign corporation may be subject to an additional branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty) on its effectively connected earnings and profits attributable to such dividends.

Sale, Exchange, Redemption or other Disposition of Stock

Any gain realized by a non-U.S. holder upon the sale, exchange, redemption or other taxable disposition of shares of common stock generally will not be subject to U.S. federal income tax unless:

•	that gain is effectively connected with the conduct of a trade or business in the United States;

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•	we are or have been a “United States real property holding corporation” for United States federal income tax purposes.

A non-U.S. holder described in the first bullet point above will be subject to U.S. federal income tax on the net gain derived from the sale in the same manner as a U.S. person, unless an applicable income tax treaty provides otherwise. If such non-U.S. holder is a foreign corporation, it may also be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty) on its effectively connected earnings and profits attributable to such gain. A non-U.S. holder described in the second bullet point above will be subject to a 30% U.S. federal income tax on the gain derived from the sale, which may be offset by certain U.S.-source capital losses.

We believe that we are currently a “United States real property holding corporation” for United States federal income tax purposes and it is likely that we will remain one in the future. However, so long as our common stock continues to be regularly traded on an established securities market, only a non-U.S. holder who holds or held more than 5% of our common stock (a “greater-than- five percent shareholder”) at any time during the shorter of (i) the five year period preceding the date of disposition or (ii) the holder’s holding period will be subject to U.S. federal income tax on the disposition of our common stock. A greater-than- five percent shareholder generally will be subject to U.S. federal income tax on the net gain derived from the sale in the same manner as a U.S. person, unless an applicable income tax treaty provides otherwise.

Information Reporting and Backup Withholding

We must report annually to the IRS the amount of dividends or other distributions we pay to non-U.S. holders on shares of our common stock and the amount of tax we withhold on these distributions. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the non- U.S. holder resides under the provisions of an applicable income tax treaty.

A non-U.S. holder will not be subject to backup withholding tax (currently at a rate of 28%) on dividends the holder receives on shares of our common stock if the holder provides proper certification (usually on an IRS Form W-8BEN) of the holder’s status as a non-United States person or other exempt status.

Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale or other disposition of shares of our common stock outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States. However, information reporting will apply if a non-U.S. holder sells shares of our common stock outside the United States through a United States broker or a foreign broker with certain U.S. connections. If a sale or other disposition is made through a United States office of any broker, the broker will be required to report the amount of proceeds paid to the non-U.S. holder to the IRS and also backup withhold on that amount unless the non-U.S. holder provides appropriate certification (usually on an IRS Form W-8BEN) to the broker of the holder’s status as a non-United States person or other exempt status.

Any amounts withheld under the backup withholding rules will generally be allowed as a refund or a credit against a non- U.S. holder’s United States federal income tax liability provided the required information is properly furnished to the IRS on a timely basis.

Foreign Account Tax Compliance

Recently enacted legislation generally imposes a withholding tax of 30% on dividends and the gross proceeds of a disposition of common stock paid to a foreign financial institution (as specifically defined under this legislation), unless such institution enters into an agreement with the United States government to collect and provide to the United States tax authorities substantial information regarding certain United States account holders of such institution (which would include certain account holders that are foreign entities with United States owners). The legislation also generally imposes a withholding tax of 30% on dividend income and the gross proceeds of a disposition of common stock paid to a non-financial foreign entity unless such entity provides the withholding agent with certain certification or information relating to United States ownership of the entity. Under certain circumstances, such foreign persons might be eligible for refunds or credits of such taxes. These rules generally would apply to payments made after December 31, 2014. Non-U.S. holders are encouraged to consult with their tax advisors regarding the possible implications of this legislation with respect to an investment in the common stock.

Federal Estate Tax

Common stock held by an individual non-U.S. holder (as specifically defined for U.S. federal estate tax purposes) at the time of death will be included in such holder’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

SELLING SHAREHOLDERS

We originally issued the Series A Convertible Preferred Stock on September 29, 2009 in a private placement to Credit Suisse Securities (USA) LLC, J.P. Morgan Securities Inc., Canaccord Adams Inc., Pritchard Capital Partners, LLC and SMH Capital, Inc., whom we refer to as the initial purchasers. The initial purchasers then resold the preferred stock in transactions not requiring registration under the Securities Act or applicable state securities laws to persons the initial purchasers reasonably believed to be “qualified institutional buyers”, as defined in Rule 144A under the Securities Act, in compliance with Rule 144A. We originally issued the Series B Convertible Preferred Stock on June 20, 2011 in a public offering. This prospectus relates to sales either by the holders of the Convertible Preferred Stock or the transfer agent for the Convertible Preferred Stock, on behalf of the holders of the Convertible Preferred Stock, of common stock that may be issued to such holders or the transfer agent in connection with the payment of dividends on the Convertible Preferred Stock as described below under “Plan of Distribution” and covered by this prospectus. The Registration Statement of which this prospectus forms a part has been filed with the SEC pursuant to the registration rights granted in connection with the original issue of the Convertible Preferred Stock to afford the holders of the Convertible Preferred Stock, or the transfer agent on their behalf, the opportunity to sell shares of common stock that may be issued in connection with the payment of dividends on the Convertible Preferred Stock in public transactions rather than pursuant to exemptions from the registration and prospectus delivery requirements of the Securities Act. In order to take advantage of that opportunity, a holder of the Convertible Preferred Stock must provide information about itself and the securities it is selling as required under the Securities Act.

Shares of our common stock delivered to the transfer agent for this purpose will be owned beneficially by the holders of the Convertible Preferred Stock upon delivery to the transfer agent, and the transfer agent will hold those shares and the net cash proceeds from the sale of those shares for the exclusive benefit of the holders. Because we do not know the number of shares of our common stock, if any, that will be delivered to the transfer agent, and because the holders of the Convertible Preferred Stock may change from time to time, we cannot predict the number of shares of our common stock held by the holders of the Convertible Preferred Stock prior to this offering, to be offered or to be held by the holders of the Convertible Preferred Stock upon termination of this offering nor can we predict whether any holder of the Convertible Preferred Stock has, or within the past three years has had, any position, office or other material relationship with us or any predecessors or affiliates. To the extent that this prospectus is used by any holder of Convertible Preferred Stock to resell any of our common stock, information with respect to the selling shareholder and the plan of distribution will be contained in a supplement to this prospectus.

PLAN OF DISTRIBUTION

Distributions by Us

We may sell the securities through underwriters or dealers, through agents, or directly to one or more purchasers. The accompanying prospectus or prospectus supplement will describe the terms of the offering of the securities, including:

•	the name or names of any underwriters;

•	the purchase price of securities being offered and the proceeds we will receive from the sale;

•	any over-allotment options pursuant to which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of the sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the securities offered by the prospectus or prospectus supplement. We may change from time to time the public offering price and any discounts or concessions allowed or reallowed or paid to dealers. We may use underwriters with whom we or they have a material relationship. We will describe such relationships in the prospectus supplement naming the underwriter and the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of the securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus or prospectus supplement states otherwise, the agent will act on a best efforts basis for the period of its appointment.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Rules of the Securities and Exchange Commission may limit the ability of any underwriters to bid for or purchase securities before the distribution of the securities is completed. However, underwriters may engage in the following activities in accordance with the rules:

Stabilizing transactions. Underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities, so long as stabilizing bids do not exceed a specified maximum.

Over-allotments and syndicate covering transactions. Underwriters may sell more securities than the number that they have committed to purchase in any underwritten offering. This over-allotment creates a short position for the underwriters. This short position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional securities in any underwritten offering. The underwriters may close out any covered short position either by exercising their over-allotment option or by purchasing securities in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market, as compared to the price at which they may purchase securities through the over-allotment option. Naked short sales are short sales in excess of the over-allotment option. The underwriters must close out any naked position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the securities that could adversely affect investors who purchase securities in the offering.

Penalty bids. If underwriters purchase securities in the open market in a stabilizing transaction or syndicate covering transaction, they may reclaim a selling concession from other underwriters and selling group members who sold those securities as part of the offering.

Similar to other purchase transactions, an underwriter’s purchases to cover the syndicate short sales or to stabilize the market price of our securities may have the effect of raising or maintaining the market price of our securities or preventing or mitigating a decline in the market price of our securities. As a result, the price of the securities may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of securities if it discourages resales of the securities.

If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters who are qualified market makers on The NASDAQ Global Select Market may engage in passive market making transactions in the securities on The NASDAQ Global Select Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

Distributions by Selling Shareholders

Holders of Convertible Preferred Stock or the transfer agent for the Convertible Preferred Stock, on behalf of the holders of the Convertible Preferred Stock, may from time to time sell common stock issued to such holders or the transfer agent and covered by this prospectus, for cash to pay dividends on the Convertible Preferred Stock. We have appointed American Stock Transfer & Trust Company, which we refer to as the dividend agent, as the transfer agent for our Convertible Preferred Stock. The dividend agent has agreed to procedures concerning the sale of shares of our common stock that may be delivered to it by us for these purposes.

Pursuant to these procedures, if we elect to pay all or a portion of a dividend in the form of shares of our common stock, we will deliver such shares to holders of the Convertible Preferred Stock or the dividend agent (or another agent) on behalf of the holders of the Convertible Preferred Stock prior to the applicable payment date and will instruct, at our sole option, the dividend agent to either:

•	sell such shares for cash on behalf of the holders of the Convertible Preferred Stock and deliver the net proceeds to the holders less any deductions for withholding taxes; or

•	deliver such shares to or for the account of the holders less any shares required to be sold for withholding taxes.

Any shares delivered to the dividend agent will be owned beneficially by the holders of the Convertible Preferred Stock upon delivery to the dividend agent, and the dividend agent will hold such shares and the net cash proceeds from the sale of such shares for the exclusive benefit of the holders. We will provide instructions for the dividend agent to effect the sales in accordance with the foregoing procedures and indicate the applicable payment date and any specific instructions regarding the manner of sale of the shares of common stock that may include restrictions with respect to the sale, including maximum and minimum sale prices, limit instructions, sale scheduling, sale blackout periods, commissions and brokerage fees. We may revoke or amend these instructions at any time by notice to the dividend agent.

The dividend agent will conduct sales of the shares of our common stock so delivered, in accordance with our instructions. Subject to our instructions, sales may be effected on any United States national or regional securities exchange or market on which our common stock is listed or admitted for trading, and the dividend agent may engage brokers or other agents, which may be affiliated with the dividend agent and which may receive customary compensation in the form of fees or commissions, to effect sales. In effecting the sales, the dividend agent will act as agent for the holders of the Convertible Preferred Stock. See “Description of Preferred Stock—Dividends,” above.

The selling shareholders, the dividend agent and any brokers, dealers or agents who participate in the distribution of the securities covered by this prospectus may be deemed to be “underwriters,” and any profits on the sale of the securities by them and any discounts, commissions or concessions received by any brokers, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. To the extent the selling shareholders or the dividend agent may be deemed to be underwriters, the selling shareholders or the dividend agent may be subject to some statutory liabilities of the Securities Act, including, but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. If the selling shareholders or the dividend agent are deemed to be underwriters, they will be subject to the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of The NASDAQ Global Select Market pursuant to Rule 153 under the Securities Act.

The securities offered hereby may be sold from time to time by, as applicable, the selling shareholders and, subject to our instructions, the dividend agent or, to the extent permitted, by pledgees, donees, transferees or other successors in interest including by disposal from time to time in one or more transactions through any one or more of the following, as appropriate:

•	a block trade in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by that broker or dealer for its account;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	an exchange distribution in accordance with the rules of that exchange or transactions in the over-the-counter market;

•	in transactions otherwise than in the over-the-counter market;

•	through the writing of put or call options on the securities;

•	short sales of the securities and sales to cover the short sales;

•

the pledge of the securities as security for any loan or obligation, including pledges to brokers or dealers who may, from time to time, themselves effect distributions of the securities or interest therein;

•	the distribution of the securities by any selling shareholder to its partners, members or shareholders;

•

sales through underwriters or dealers who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling shareholders or successors in interest or from the purchasers of the shares for whom they may act as agent; and

•	a combination of any of the above.

Sales may be made at prices and at terms then prevailing or at prices related to the then current market price or at negotiated prices and terms. In effecting sales, brokers or dealers may arrange for other brokers or dealers to participate.

Upon being notified by a selling shareholder or the dividend agent that any material arrangement has been entered into with an underwriter, broker, dealer or agent regarding the sale of securities covered by this prospectus, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount and type of securities being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from the selling shareholders or the dividend agent, and any discounts, commissions or concessions allowed or reallowed or paid to dealers. The prospectus supplement and, if necessary, a post-effective amendment to the registration statement of which this prospectus forms a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities.

To our knowledge, there are currently no agreements, arrangements or understandings between any selling shareholders, the dividend agent, and any broker, dealer, agent or underwriter regarding the sale by any selling shareholder or the dividend agent of shares of common stock covered by this prospectus. Under the securities laws of some states, the securities may be sold only through registered or licensed brokers or dealers. In addition, in some states, the securities may not be sold unless they have been registered or qualified for sale in the state or an exemption from registration or qualification is available and complied with. The selling shareholders, the dividend agent, and any other person participating in the distribution will be subject to applicable provisions of the Exchange Act, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling shareholders, the dividend agent, and any other person. Furthermore, under Regulation M, any person engaged in the distribution of the securities may not simultaneously engage in market-making activities with respect to the particular securities being distributed for particular periods prior to the commencement of the distribution. All of the foregoing may affect the marketability of these securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

Under the terms of the registration rights in the statements of resolutions, holders of securities covered by this prospectus, on the one hand, and we, on the other hand, have agreed to indemnify each other against certain liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection with those liabilities. Under the terms of our agreements with the dividend agent referenced above, we have agreed to indemnify the dividend agent against certain liabilities arising in connection with the services rendered by it under the agreements.

Under the terms of the registration rights in the statements of resolutions, we have also agreed to pay substantially all of the expenses in connection with the registration of the common stock other than underwriting discounts, if any, and commissions and transfer taxes, if any, relating to the sale or disposition by the selling shareholders of their securities covered by this prospectus.

LEGAL MATTERS

The validity of the securities offered hereby has been passed upon for us by Mayer Brown LLP, Houston, Texas. In connection with particular offerings of securities in the future, and if stated in the applicable prospectus supplement, the validity of the securities will be passed on for any underwriters or agents by such counsel named in the prospectus supplement.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting), incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INDEPENDENT PETROLEUM ENGINEERS

The information included in or incorporated by reference into this prospectus regarding estimated quantities of our proved reserves, the future net revenues from those reserves and their present value is based, in part, on estimates of our proved reserves, future production, and income attributable to certain leasehold and royalty interest as of December 31, 2011 and are prepared by or derived from estimates prepared by Ryder Scott Company, L.P. and Collarini Associates, each independent petroleum engineers. These estimates are aggregated and the sums are included in or incorporated by reference into this prospectus in reliance upon the authority of the firms as experts in these matters.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Our expenses, other than the underwriting discounts and commissions, payable by us in connection with the distribution of the securities being registered are as set forth in the following table:

SEC Registration Fee	$65,438.43
Printing and Engraving Expenses	$—
Legal Fees and Expenses	$15,000.00
Accounting Fees and Expenses	$25,000.00
Miscellaneous	$5,000.00
Total	$110,438.43

*	All amounts, except the SEC Registration Fee, are estimates. All expenses will be borne by us, including the expenses of the selling shareholders.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 2.101(16) and Section 8.101 of the Texas Business Organizations Code and Article VI of our Third Amended and Restated Bylaws provide us with broad powers and authority to indemnify our directors and officers and to purchase and maintain insurance for such purposes. Pursuant to such statutory and Bylaws provisions, we have purchased insurance against certain costs of indemnification that may be incurred by us and by our officers and directors.

Additionally, Article Eleven of our Amended and Restated Certificate of Formation provides that a director is not liable to us for monetary damages for any act or omission in the director’s capacity as director, except that Article Eleven does not eliminate or limit the liability of a director to the extent the director is found liable for (i) a breach of such director’s duty of loyalty to us or our shareholders, (ii) an act or omission not in good faith that constitutes a breach of duty of the director to us or which involves intentional misconduct or knowing violation of law, (iii) a transaction from which a director receives an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director’s office and (iv) an act or omission for which liability is expressly provided by an applicable statute.

Article Eleven also provides that any subsequent amendments to Texas statutes that further limit the liability of directors will inure to the benefit of the directors, without any further action by shareholders. Any repeal or modification of Article Eleven shall not adversely affect any right of protection of a director existing at the time of the repeal or modification.

Insofar as the foregoing provisions permit indemnification of directors, officer or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 16.	EXHIBITS.

Exhibit Number	Description of Exhibit

1.1	Form of underwriting agreement or placement agreement will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

3.1	Amended and Restated Certificate of Formation, incorporated by reference to Exhibit 3.1 of Current Report on Form 8-K of ATP Oil & Gas Corporation (“ATP”) filed with the Securities and Exchange Commission (“SEC”) on June 10, 2010.

3.2	Third Amended and Restated Bylaws of ATP, incorporated by reference to Exhibit 3.1 of ATP’s Current Report on Form 8-K filed with the SEC on December 15, 2009.

4.1	Form of Indenture between ATP and The Bank of New York Mellon Trust Company, N.A. (“Trustee”), relating to the Senior Debt Securities, with form of Senior Debt Securities.

4.2	Form of Indenture between ATP and Trustee, relating to the Subordinated Debt Securities, with form of Subordinated Debt Securities.

4.3	Rights Agreement dated October 11, 2005 between ATP and American Stock Transfer & Trust Company, as Rights Agent, specifying the terms of the Rights, which includes the form of Statement of Designations of Junior Participating Preferred Stock as Exhibit A, the form of Right Certificate as Exhibit B and the form of the Summary of Rights to Purchase Preferred Shares as Exhibit C, incorporated by reference to Exhibit 1.1 to ATP’s Registration Statement on Form 8-A filed with the SEC on October 14, 2005.

4.4	Specimen of Common Stock certificate incorporated by reference to Exhibit 4.1 of ATP’s Registration Statement on Form S-1 filed with the SEC on September 18, 2000.

4.5	Form of warrant agreement will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

4.6	Statement of Resolutions Establishing the 8.00% Convertible Perpetual Preferred Stock of ATP, incorporated by reference to Exhibit 4.4 of ATP’s Registration Statement on Form S-3 filed with the SEC on October 19, 2009.

4.7	Statement of Resolutions Establishing the 8.00% Convertible Perpetual Preferred Stock, Series B, of ATP, incorporated by reference to Exhibit 3.1 of ATP’s Current Report on Form 8-K filed with the SEC on June 21, 2011.

5.1	Legal Opinion of Mayer Brown LLP.

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Ryder Scott Company, L.P.

23.3	Consent of Collarini Associates.

23.4	Consent of Mayer Brown LLP (included in Exhibit 5.1).

24.1	Power of Attorney (see signature page of this Registration Statement).

25.1	T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Indenture for Senior Debt Securities.

25.2	T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Indenture for Subordinated Debt Securities.

ITEM 17.	UNDERTAKINGS.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

provided, however, that:

(A) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this Registration Statement or made in a document incorporated or deemed incorporated by reference into this Registration Statement or prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this Registration Statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 28, 2012.

ATP OIL & GAS CORPORATION

By:	/S/ ALBERT L. REESE JR.
Albert L. Reese Jr.
Chief Financial Officer

We the undersigned officers and directors of ATP Oil & Gas Corporation hereby, severally constitute and appoint Albert L. Reese Jr., John E. Tschirhart and Keith R. Godwin, and each of them singly, our true and lawful attorneys with full power to them and each of them singly, to sign for us and in our names in the capacities indicated below, this Registration Statement on Form S-3 filed herewith and any amendments (including post-effective amendments) to this Registration Statement and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable ATP Oil & Gas Corporation to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on the 28th day of March, 2012.

Signature	Title

/s/ T. PAUL BULMAHN T. Paul Bulmahn	Chairman, Chief Executive Officer and Director (Principal Executive Officer)

/s/ ALBERT L. REESE JR. Albert L. Reese Jr.	Chief Financial Officer (Principal Financial Officer)

/s/ KEITH R. GODWIN Keith R. Godwin	Chief Accounting Officer (Principal Accounting Officer)

/s/ CHRIS A. BRISACK Chris A. Brisack	Director

/s/ ARTHUR H. DILLY Arthur H. Dilly	Director

/s/ GERARD J. SWONKE Gerard J. Swonke	Director

/s/ BRENT M. LONGNECKER Brent M. Longnecker	Director

/s/ WALTER WENDLANDT Walter Wendlandt	Director

/s/ BURT A. ADAMS Burt A. Adams	Director

Signature	Title

/s/ GEORGE R. EDWARDS George R. Edwards	Director

/s/ ROBERT J. KAROW Robert J. Karow	Director

Exhibit Number	Description of Exhibit

1.1	Form of underwriting agreement or placement agreement will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

3.1	Amended and Restated Certificate of Formation, incorporated by reference to Exhibit 3.1 of Current Report on Form 8-K of ATP Oil & Gas Corporation (“ATP”) filed with the Securities and Exchange Commission (“SEC”) on June 10, 2010.

3.2	Third Amended and Restated Bylaws of ATP, incorporated by reference to Exhibit 3.1 of ATP’s Current Report on Form 8-K filed with the SEC on December 15, 2009.

4.1	Form of Indenture between ATP and The Bank of New York Mellon Trust Company, N.A. (“Trustee”), relating to the Senior Debt Securities, with form of Senior Debt Securities.

4.2	Form of Indenture between ATP and Trustee, relating to the Subordinated Debt Securities, with form of Subordinated Debt Securities.

4.3	Rights Agreement dated October 11, 2005 between ATP and American Stock Transfer & Trust Company, as Rights Agent, specifying the terms of the Rights, which includes the form of Statement of Designations of Junior Participating Preferred Stock as Exhibit A, the form of Right Certificate as Exhibit B and the form of the Summary of Rights to Purchase Preferred Shares as Exhibit C, incorporated by reference to Exhibit 1.1 to ATP’s Registration Statement on Form 8-A filed with the SEC on October 14, 2005.

4.4	Specimen of Common Stock certificate incorporated by reference to Exhibit 4.1 of ATP’s Registration Statement on Form S-1 filed with the SEC on September 18, 2000.

4.5	Form of warrant agreement will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

4.6	Statement of Resolutions Establishing the 8.00% Convertible Perpetual Preferred Stock of ATP, incorporated by reference to Exhibit 4.4 of ATP’s Registration Statement on Form S-3 filed with the SEC on October 19, 2009.

4.7	Statement of Resolutions Establishing the 8.00% Convertible Perpetual Preferred Stock, Series B, of ATP, incorporated by reference to Exhibit 3.1 of ATP’s Current Report on Form 8-K filed with the SEC on June 21, 2011.

5.1	Legal Opinion of Mayer Brown LLP.

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Ryder Scott Company, L.P.

23.3	Consent of Collarini Associates.

23.4	Consent of Mayer Brown LLP (included in Exhibit 5.1).

24.1	Power of Attorney (see signature page of this Registration Statement).

25.1	T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Indenture for Senior Debt Securities.

25.2	T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Indenture for Subordinated Debt Securities.